UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:
☒  Preliminary Proxy Statement
☐   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐   Definitive Proxy Statement
☐   Definitive Additional Materials
☐   Soliciting Material pursuant to §240.14a-12

AEI INCOME & GROWTH FUND 25 LLC
(Name of Registrant as specified in its charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒  No fee required.

☐   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
________________________________________________________________________

(2)	Aggregate number of securities to which transaction applies:
________________________________________________________________________

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________________

(4)	Proposed maximum aggregate value of transaction:
________________________________________________________________________

(5)	Total fee paid:
________________________________________________________________________

☐   Fee paid previously with preliminary materials.

☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
________________________________________________________________________

(2)	Form, Schedule or Registration Statement No.:
________________________________________________________________________

(3)	Filing Party:
________________________________________________________________________

(4)	Date Filed:
________________________________________________________________________

July __, 2018

Dear AEI Fund 25 Limited Member:

This letter and the enclosed consent documents are provided to request your vote on operational matters concerning AEI Income & Growth Fund 25 LLC, in which you have invested as a limited member. We refer to this investment as "Fund 25" or "the Fund" throughout these documents.

The enclosed Consent Form provides you with the opportunity to vote on four proposals:

Proposal #1. To instruct Fund 25 to begin liquidating itself. That means that it will begin selling its properties and terminating its existence once all property sales are completed. If this proposal is approved, you will begin receiving capital distributions as the property sales occur and your quarterly distributions from rental income will decline over time to zero when the last property is sold.

Proposal #2. As an alternative to Proposal #1, to authorize Fund 25 to continue in operation for an additional 60 months from June 2018. If this proposal is approved, you will continue to receive quarterly distributions from Fund 25 operations, rather than capital distributions from the sale of its properties.

Proposal #3. To amend Section 7.7 of the Fund's operating agreement to increase the price at which units may be repurchased under the Fund's unit repurchase plan from 80% of the estimated net asset value per unit to 95% of the estimated net asset value per unit. Under both the current operating agreement and the proposed amendment, the repurchase price is reduced by any distributions paid for the units for the quarter immediately preceding the date the units are repurchased.

Proposal #4. To allow Fund 25 to sell joint venture interests that it currently owns in eight of its properties to other AEI Affiliated Funds. The remaining interests in these joint ventures are currently owned by other AEI Funds. If any Fund 25 joint venture interests are sold to affiliated Funds, the sales will be made on an "as is, where is" basis and the price of each property will be based upon the property's fair market value as determined by an independent, third-party, commercial property appraiser.

Prior to voting, you should carefully read the enclosed Consent Statement to understand the proposals and risks that may be associated with them. If you have any questions concerning this communication and vote request, please call AEI Investor Services, toll free, at 800-328-3519.

Sincerely,

AEI Fund Management XXI, Inc.
Managing Member

AEI INCOME & GROWTH FUND 25 LLC
1300 Wells Fargo Place
30 East Seventh Street
St. Paul, Minnesota 55101

CONSENT STATEMENT

We are providing this Consent Statement to all limited members of AEI Income & Growth Fund 25 LLC who are unit owners of record as of June 1, 2018. Through the enclosed Consent Form, we are soliciting your consent to the four proposals below:

Proposal #1. To instruct Fund 25 to begin liquidating itself by selling its properties and, thereafter, terminating its existence.

Proposal #2. As an alternative to Proposal #1, to amend Section 11.3 of the operating agreement of Fund 25 to authorize it to continue in operation for an additional 60 months from June 2018, at which time another vote on this matter will be presented to the limited members.

Proposal #3. To amend Section 7.7 of the operating agreement to increase the price at which units may be repurchased under the Fund's unit repurchase plan from 80% of the estimated net asset value per unit to 95% of the estimated net asset value per unit. Under both the current operating agreement and the proposed amendment, the repurchase price is reduced by any distributions paid for the units for the quarter immediately preceding the date the units are repurchased.

Proposal #4. To allow Fund 25 to sell joint venture interests that it currently owns in eight of its properties to other AEI Affiliated Funds.

To vote, you must return a properly signed Consent Form that is received by AEI Fund Management XXI, Inc. at 1300 Wells Fargo Place, 30 East 7th Street, St. Paul, Minnesota 55101, on or before 5:00 PM, Central Time, on July__, 2018. Please vote "FOR" only one of the first two proposals. Do not vote "FOR" both Proposal #1 and Proposal #2: they are mutually exclusive and cannot be implemented simultaneously.

We encourage you to sign and return the enclosed Consent Form – your vote is important.

We mailed this Consent Statement to you, as a limited member of Fund 25, on July __, 2018.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS AND THE CONSENT SOLICITATION		3
SUMMARY OF PROPOSALS		8
BACKGROUND OF THE FUND		10
	Fund 25	10
	Properties	10
	Summary Financial Information	12
PROPOSAL #1 – LIQUIDATION		13
	Reason for the Liquidation Proposal	13
	Effects of the Liquidation Proposal	13
	Material Federal Income Tax Considerations of Liquidation	14
	Risks of the Liquidation Proposal	15
PROPOSAL #2 – CONTINUE OPERATIONS FOR 60 MONTHS		16
	Reason for the Proposal to Continue Operations	16
	Effects of the Proposal to Continue Operations	16
	Amendment to the Operating Agreement	16
	Conflicts of Interest with the Proposal to Continue Operations	17
	Risks of the Proposal to Continue Operations	17
PROPOSAL #3 – AMEND THE FUND'S UNIT REPURCHASE PLAN		18
	Reasons for Proposed Amendment to the Unit Repurchase Plan	18
	Effects of the Proposed Amendment to the Unit Repurchase Plan	18
	Amendment to the Operating Agreement	19
	Conflicts of Interest with the Proposed Amendment to the Unit Repurchase Plan	19
	Risks of the Proposed Amendment to the Unit Repurchase Plan	19
PROPOSAL #4 – SALE OF JOINT VENTURE INTERESTS TO OTHER AEI AFFILIATED FUNDS		20
	Reasons for Proposal #4	20
	Effects of Proposal #4	21
	Amendment to the Operating Agreement	21
	Risks of Proposal #4	21
UNIT OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT		22
CONSENT PROCEDURES		22
	Timing of the Consent Solicitation	22
	Record Date and Votes Required for Approval	22
	Procedures for Voting	23
	Costs of Solicitation	23
	Mailing	23
Exhibit A –	Amendment to Operating Agreement (Proposal #2)	24
Exhibit B –	Amendment to Operating Agreement (Proposal #3)	25
Exhibit C –	Amendment to Operating Agreement (Proposal #4)	26
Exhibit D –	Financial Statements at and for the years ended December 31, 2017 and 2016 and for the three months ended March 31, 2018 and 2017	28

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS
 AND THE CONSENT SOLICITATION

BACKGROUND

Q: What are you asking me to do?
A:	We are asking you to vote by signing and returning the enclosed Consent Form:
(1) on a proposal to instruct Fund 25 to begin liquidating itself by selling its properties and, thereafter, terminating its existence;
(2) on an alternative proposal to amend Section 11.3 of the operating agreement of Fund 25 to authorize it to continue in operation for an additional 60 months from June 2018, at which time another vote on this matter will be presented to the limited members;
(3) on a proposal to amend the unit repurchase plan of Fund 25 to increase the price at which units may be repurchased by the Fund to 95% of the estimated net asset value per unit, less any distributions paid for the units for the quarter immediately preceding the date the units are repurchased; and
(4) on a proposal to allow Fund 25 to sell joint venture interests that it currently owns in eight of its properties to other AEI Affiliated Funds.
Do not vote "FOR" both Proposal #1 and Proposal #2: they are mutually exclusive and cannot be implemented simultaneously.

Q: Why are you asking for my vote?
A:
Under Section 6.1 of the operating agreement of Fund 25, to sell all or substantially all of the Fund's properties, we are required to obtain the consent of a majority of the limited members by interest. We are asking for your vote on the first proposal to conform to the intent of the original offering of investment in this Fund.

We are asking for your vote on the second proposal because we believe Fund 25 provides a rate of current income that compares favorably to the income available from other investments. Many limited members may prefer to see a continuation of this current income as opposed to a liquidation of the Fund.

We are asking for your vote on the third proposal to provide the limited members with an opportunity to increase the price at which units may be repurchased under the Fund's unit repurchase plan from 80% of the estimated net asset value per unit to 95% of the estimated net asset value per unit. This will result in a repurchase price that more closely approximates what we believe to be the fair market value of the Fund's units.

We are asking for your vote on the fourth proposal because Fund 25 owns joint venture interests in eight properties with other AEI Affiliated Funds. Because most buyers of net leased real estate require ownership of an entire property, we believe that it would be difficult for Fund 25 to sell these joint venture interests in the open real estate market. As a result, we are asking you to vote on a proposal to allow Fund 25 to sell its interests in these properties to other AEI Affiliated Funds. Although we believe that Section 6.6 of the Fund 25 operating agreement expressly contemplates such a sale to current joint-venture owners, Section 6.5(vii) also prohibits Fund 25 from selling properties to affiliated funds, therefore creating an ambiguity unless resolved. This vote would eliminate such ambiguity. In addition, this proposal would also allow Fund 25 to sell joint venture interests to any AEI Affiliated Fund, not just AEI Affiliated Funds that are current joint-venture owners.

Q: May I vote "FOR" all proposals?
A:
No. Vote "FOR" only one of the first two proposals. Do not vote "FOR" Proposal #1 and "FOR" Proposal #2 at the same time. Proposal #1, if approved, will require the sale of the Fund's properties and the Fund's liquidation, while Proposal #2 will authorize the Fund to continue in operation. If none of the proposals are approved, the Fund will continue in operation without a specific time frame to liquidate and the increased unit repurchase price described in Proposal #3 will not take effect.

PROPOSAL #1 - LIQUIDATION

Q:	Why is Proposal #1 being presented?
A:
When Fund 25 was organized, the offering documents indicated the intent to sell the Fund's properties in 8 to 12 years following the completion of the property acquisition phase. In 2006, the Fund completed the investment of proceeds from the offering in properties. Under Section 6.1 of the operating agreement of Fund 25, the consent of a majority of the limited members by interest is required to sell all or substantially all of the Fund's assets.

Q:	What will happen if limited members approve Proposal #1?
A:
The proposal, if approved, will instruct the Managing Members of Fund 25 to commence the orderly sale of the Fund's remaining 12 properties. We anticipate that the sales could be completed within 24 months. As sales are completed, Fund 25 would distribute the proceeds to the limited members of the Fund, less sale-related expenses, less the Managing Members interest in the proceeds, and less a reasonable operating reserve. Reserve funds would be distributed as part of a final dissolution of the Fund.

Q:	If Proposal #1 is approved, how much cash might I receive?
A:
We cannot know how much cash can be generated from the sale of the properties until the sales are actually completed. The value of the properties depends upon market conditions and the amount that the Fund would be able to distribute depends upon the terms of sale, as well as expenses incurred to complete each sale. Based upon current market conditions and capitalization rates for similarly situated properties, and our own internal analysis without independent appraisal, we estimate that approximately $30,933,000, or $773 per unit, would be available for distribution to the limited members. In making this estimate, we are assuming that Fund properties are sold in the normal course of business without extraordinary expense and that the properties continue to generate rental income during the sales period. It is likely that actual proceeds received will vary from this estimate and any variation could be material.

Assuming the Fund was liquidated as of March 31, 2018 and that the estimated liquidation proceeds from the sale of properties were realized, and factoring in prior cash distributions received, an original investment in the Fund of $1,000, on September 11, 2003, would have received $1,510 in total distributions over the life of the investment.

Q: What are the tax consequences of liquidation?
A:
The sale of the properties and distribution of the liquidation proceeds may generate both ordinary income and capital gain or loss to the limited members for United States federal income tax purposes. Tax matters are complicated. Your tax consequences may depend upon your financial situation and whether you purchased your units in the original offering or the secondary market. Please consult your tax advisor to determine the tax consequences of liquidation to you.

Q:	What if Proposal #1 is not approved?
A:
If the proposal to liquidate is not approved, then Fund 25 will not liquidate and will continue in operation until the limited members vote to authorize the sale of all of the Fund's properties or December 31, 2053, as stated in the operating agreement. However, in approximately five years, the Fund will likely again submit the question to liquidate to a vote by the Fund's limited members.

PROPOSAL #2 – CONTINUE OPERATIONS FOR 60 MONTHS

Q:	Why is Proposal #2 being presented?
A:	The Managing Members believe that:
•
Fund 25 continues to be an attractive business as a going concern and is currently generating cash distributions from its properties that are higher than distributions investors could realize from other income-generating investments with similar risk profiles.

•	Continuation of Fund 25's operations may allow Fund properties to appreciate and produce capital gains from the sale of properties prior to the final liquidation of the Fund.
•
Continuation of Fund 25's operations will allow limited members to maintain their investment in income-producing, net leased, commercial properties without incurring the costs that they could expect to incur if the Fund were to liquidate and they re-invested their proceeds in similar investments.

We cannot assure you that Fund 25 will achieve these objectives if you vote for the proposal to continue operations.

Q:	What will happen if limited members approve Proposal #2?
A:	If Proposal #2 is approved, then:
•	Fund 25 will not commence liquidation at this time.
•
Fund 25 will continue to operate: owning net leased, commercial properties occupied by national and regional corporate tenants, distributing rental income generated by those properties, and periodically selling properties to generate capital gains for distribution while reinvesting the remaining proceeds into similar properties.

•	After 60 months, Fund 25 will solicit a vote to continue in operation or liquidate.

Q: Are there risks associated with continuing operations?
A:	Fund 25 will continue to be subject to the risks of investment in real estate, including the following:
•	Changing market and economic conditions may adversely affect the value of properties which Fund 25 owns, or may purchase;
•	Any default by tenants may reduce rental income or delay sale of Fund properties;
•	The absence of a public market for the limited member units and the limited capacity of Fund 25 to repurchase units under its repurchase plan;
•	Delay in final sale of the Fund's properties and receipt of proceeds from sales;
•
Conflicts of interest with respect to the Managing Members and their affiliates receiving reimbursements of expenses based upon the capital value of the Fund that may cause them to have a different interest than limited members for approving Proposal #2.

You should read the risk factors presented later in this Consent Statement to fully understand the risks involved.

Q:	Do the Managing Members, or management of the Managing Members, have any interest in seeing Proposal #2 approved?
A:
Potentially, yes. The Managing Members and their affiliates are reimbursed for the expenses incurred in operating Fund 25, including expenses of administering the Fund's properties. If the Fund is liquidated, these reimbursements would terminate. Although the reimbursements are at cost, they are calculated on the overall costs of the Managing Members and their affiliates in providing the services and, therefore, include a portion of the salaries and other compensation expenses of the Managing Members and their affiliates. On the other hand, if the Fund is liquidated, the Managing Members will receive a share of the liquidation proceeds.

Q:	Will Proposal #2 have any tax consequences for me?
A:	We do not believe there should be any tax consequences resulting from the approval of Proposal #2.

PROPOSAL #3 – AMEND THE FUND'S UNIT REPURCHASE PLAN

Q: At what price does Fund 25 currently repurchase units?
A:
Section 7.7 of the operating agreement of Fund 25 currently provides that unit repurchases by Fund 25 are made at a price equal to 80% of the estimated net asset value per unit, less any distributions paid for the units for the quarter immediately preceding the date the units are repurchased. At March 31, 2018, we estimated the net asset value per unit was $773.

Q:	Why do you want to increase the repurchase price?
A:
We believe that it is reasonable to provide the limited members with an opportunity to increase the price at which units are repurchased to a price that more closely approximates what we believe to be the fair market value of the Fund's units.

Q:	Isn't a lower repurchase price under the unit repurchase plan favorable to the limited members who do not wish to sell their units?
A:
Yes. A lower repurchase price, if accepted by a tendering limited member, would be more favorable to limited members who remain in the Fund, than a higher price. However, at some point, a limited member may need liquidity and the higher price would result in that limited member receiving a price that the Managing Members believe is closer to the fair market value of the Fund's units.

Q: Are there risks related to repurchases?
A:	In addition to the possibility that repurchases may not be available, limited members should consider the following risks in connection with the Fund's unit repurchase plan:
•
The calculation of net asset value per unit is based upon estimates and assumptions and the knowledge and expertise of the Managing Members and Fund 25 may, eventually, realize values per unit that are more or less than the Fund's stated repurchase price;

•	Limited members whose units are repurchased may incur a tax liability;
•	Repurchases by the Fund will utilize cash that might otherwise be available for distribution to limited members whose units are not repurchased, thereby decreasing their current distributions.

Q:	Do the Managing Members, or management of the Managing Members, have any interest in seeing Proposal #3 approved?
A:	We believe that the Managing Members and limited members, who wish to continue to participate in Fund 25, have the same interest in seeing this proposal approved.

Q:	Will Proposal #3 have any tax consequences for me?
A:
We do not believe there should be any tax consequences resulting from the approval of Proposal #3. However, a limited member who presents units for repurchase by the Fund should consult with his or her personal tax advisor about the possible tax effects of the transaction.

PROPOSAL #4 – SALE OF JOINT VENTURE INTERESTS TO OTHER AEI AFFILIATED FUNDS

Q:	What will happen if limited members approve Proposal #4?
A:
The proposal, if approved, will allow Fund 25 to sell the joint venture interests it owns in eight properties to other AEI Affiliated Funds. The sales price for properties sold in this manner will be based upon an independent, third-party, commercial property appraisal.

Q:	If Proposal #4 is approved, what is the benefit to Fund 25?
A:
A sale of a joint venture interest in a property on the open real estate market could take many months, if not years. The sale to other Affiliated Funds could, however, can be completed in a relatively short time, resulting in the Fund receiving sale proceeds sooner. Furthermore, real estate brokerage commissions typically represent a seller-related expense and have historically ranged from 3% to 6% of a property's gross sale price. A sale to other Affiliated Funds will eliminate the expense of brokerage commissions, thereby potentially resulting in higher net sales proceeds to the Fund.

Q:	What if Proposal #4 is not approved?
A:
If the proposal to sell the Fund's properties to other Affiliated Funds is not approved, then Fund 25 will attempt to sell the joint venture interests in the eight properties in the open real estate market. If the interests cannot be sold in timely fashion, the final liquidation of the Fund may be delayed.

THE CONSENT SOLICITATION PROCESS

Q:	What vote is required to approve the proposals?
A:	The affirmative vote of a majority of the units of limited member interest in Fund 25 is required to approve a proposal.

Q:	Am I required to vote on these proposals?
A:
No, you are not required to vote. However, not voting would have the effect of a vote against the proposals. If Proposal #1 to liquidate is not approved by limited members holding a majority of the outstanding units, then Fund 25 will continue in operation until the limited members vote to authorize the sale of all of the Fund's properties or December 31, 2053. If Proposal #3 is not approved by a majority of the units held by limited members, Fund 25 will continue to offer a unit repurchase price equal to 80% of the estimated net asset value per unit, less any distributions paid for the units for the quarter immediately preceding the date the units are repurchased. If Proposal #4 is not approved by limited members holding a majority of the outstanding units, Fund 25 will not sell any joint venture interests in properties to other AEI Affiliated Funds.

VOTING PROCEDURES

Q:	How do I vote?
A:
Mark your vote, sign and date the enclosed Consent Form and return it in the enclosed postage prepaid envelope. Your Consent Form must be received by 5:00 PM, Central Time, on July __, 2018 (unless this date and time is extended).

Q:	May I revoke my consent?
A:
Yes. You may withdraw or revoke your consent at any time prior to 5:00 PM Central Time, on July__, 2018. To be effective, a written or facsimile revocation or withdrawal of the Consent Form must be received prior to such time and addressed to AEI Fund Management XXI, Inc. at 1300 Wells Fargo Place, 30 East 7th Street, St. Paul, Minnesota 55101. A notice of revocation or withdrawal must specify the limited member's name and the number of units being withdrawn.

Q:	Do limited members have unit appraisal rights?
A:
With respect to this vote, limited members are not entitled to appraisal rights with respect to the value of their units. There will not be any procedure by which a limited member can seek an alternative valuation of his or her units, regardless of whether the limited member does or does not consent to any of the proposals.

SUMMARY OF PROPOSALS

The following summarizes the proposals being presented to the limited members of Fund 25. You should read this entire Consent Statement to fully understand the proposals.

 Proposal #1 – Liquidation:

Effect:
If liquidation is authorized, the Managing Members will commence the orderly sale of the Fund's properties and the winding up of its affairs, including distribution of proceeds to members in accordance with the operating agreement. Authorization to liquidate is required in accordance with Section 6.1 of the operating agreement prior to the sale of all or substantially all of the assets of the Fund.

Vote Required:	Approval of the liquidation proposal requires the affirmative vote of holders of a majority of the outstanding units (excluding any units held by the Managing Members for their own account).

Proposal #2 – Continue Operations For 60 Months:

Effect:
If the proposal to continue operations is approved, the Fund's operating agreement will be amended to set the year 2023 as the date at which limited members would again vote on continuing operations or liquidating.

Vote Required:
Approval of the proposal to continue operations requires the affirmative vote of holders of a majority of the outstanding units (excluding any units held by the Managing Members for their own account).

Proposal #3 – Amend the Fund's Unit Repurchase Plan

Effect:
If the proposal to amend the repurchase plan is approved, Fund 25 will be allowed to repurchase units at 95% of the estimated net asset value per unit, less any distributions paid for the units for the quarter immediately preceding the date the units are repurchased.

Vote Required:
Approval of the proposal to amend the unit repurchase plan requires the affirmative vote of holders of a majority of the outstanding units (excluding any units held by the Managing Members for their own account).

Proposal #4 – Sale of Joint Venture Interests to Other AEI Affiliated Funds:

Effect:
If the proposal to sell joint venture interests to other AEI affiliated funds is approved, Fund 25 will be allowed to sell its joint venture interest in a property to an AEI Affiliated Fund at a sale price based upon an independent, third-party, commercial property appraisal.

Vote Required:
Approval of the sale of joint venture interests to other AEI affiliated funds proposal requires the affirmative vote of holders of a majority of the outstanding units (excluding any units held by the Managing Members for their own account).

Solicitation:	This Consent Statement was prepared by, and consents are being solicited by and on behalf of, AEI Fund Management XXI, Inc., the Managing Member of Fund 25.

Interest of Managing	The Managing Members have interests in the liquidation proposal and the
Members:	proposal to continue operations that are different from the interests of limited members because:

•
The Managing Members and their affiliates receive reimbursements of the costs they incur and services they provide to Fund 25, including the compensation expense of their employees based upon the hours they spent for the services they performed. These reimbursements will terminate if the liquidation proposal is approved and Fund 25 is dissolved.

•	The Managing Members are entitled to indemnification in instances defined in the operating agreement.
•	If the Fund is liquidated, the Managing Members will receive a share of the liquidation proceeds.

BACKGROUND OF THE FUND

Fund 25

AEI Income & Growth Fund 25 is a Delaware limited liability company organized in 2002. From May 13, 2003 through May 12, 2005, the Fund raised $42.43 million through a public offering of its units. The net proceeds from the offering were used to purchase, without mortgage debt, commercial real estate occupied by tenants under net leases. Fund 25 initially purchased fifteen properties, including partial interests in eight of these properties. The prospectus by which the units were originally offered indicated that properties would be sold from time to time and the cash proceeds invested in similar net leased properties.

Although Fund 25 has not commenced the sale of properties in final liquidation, the Fund has sold properties and reinvested the majority of the proceeds in similar net leased properties. In all cases, the Fund distributed enough cash for limited members to pay the taxes generated by any income or gain recognized by them on sale of such properties.

Properties

As of March 31, 2018, Fund 25 held interests in twelve properties. It also held net cash reserves of approximately $5,183,000. Eleven of the properties are subject to net leases under which the tenant pays substantially all of the property operating costs. The tenants in these properties are current with their rental payments and the properties are fully occupied. The other property is currently partially vacant as discussed below.

The Company owns a 60% interest in the Sports Authority store in Wichita, Kansas. On March 2, 2016, the tenant, TSA Stores, Inc., and its parent company, The Sports Authority, Inc., the guarantor of the lease, filed for Chapter 11 bankruptcy reorganization. In June 2016, the tenant filed a motion with the bankruptcy court to reject the lease for this store effective June 30, 2016, at which time the tenant returned possession of the property to the owners. As of March 31, 2018, the tenant owed $29,049 of past due rent, which was not accrued for financial reporting purposes. The owners listed the property for lease with a real estate broker in the Wichita area. While the property is vacant, the Company is responsible for its 60% share of real estate taxes and other costs associated with maintaining the property.

On September 21, 2017, the Company entered into a lease agreement with a primary term of 10 years with Biomat USA, Inc. ("Biomat") as a replacement tenant for 28% of the square footage of the property. The tenant will operate a Biomat USA Plasma Center in the space. The Company's 60% share of annual rent is $55,607 and is expected to commence on June 18, 2018. Biomat has agreed to pay for the costs to divide the building into two separate spaces, the costs of tenant improvements to remodel the Biomat space and 28% of the cost to replace the roof. The Company will be responsible for paying its 60% share of the remaining cost to replace the roof, which is expected to be approximately $170,000. At December 31, 2017, the Company accrued its 60% share of lease commissions due to real estate brokers totaling $81,440 that were owed as part of the lease transaction. This amount was capitalized and will be amortized over the term of the lease. The Company is continuing to pursue additional tenants for the remaining space.

The following table sets forth the properties held by Fund 25 as of March 31, 2018, the date each property was acquired, the ownership interest in the property, the acquisition cost, the date the initial lease term expires, the annual rental amount, and the Managing Members' estimate of the current value of the property:

Property	Date Acquired	Ownership Interest (%)	Acquisition Cost	Lease Expiration	Annual Rent	Estimated Value (1)
Jared Jewelry Madison Heights, MI	2/6/04	21.00	$ 852,592	1/31/24	$ 79,305	$1,148,000
Jared Jewelry Auburn Hills, MI	1/14/05	60.00	2,199,067	12/31/19	186,074	2,429,000
Tractor Supply Yankton, SD	10/25/05	100.00	2,265,936	12/31/18	185,820	1,222,000
Jared Jewelry Concord, NH	12/1/05	100.00	4,157,634	1/31/26	346,659	5,434,000
Jared Jewelry Aurora, IL	12/16/05	100.00	3,818,345	4/30/20	370,686	4,839,000
Biomat USA Plasma Ctr. (2) Wichita, KS	12/22/05	60.00	3,346,155	06/18/28	55,607	1,678,000
Advance Auto Parts Indianapolis, IN	12/21/06	35.00	669,976	04/30/25	44,079	518,000
Dick's Sporting Goods Fredericksburg, VA	5/8/08	27.00	3,126,601	1/31/19	232,950	804,000
Staples Clermont, FL	10/21/11	72.00	2,353,396	3/31/20	187,795	2,139,000
Coliseum Health Clinic Macon, GA	7/25/12	50.00	996,444	3/31/24	82,014	964,000
PetSmart Gonzales, LA	6/12/13	73.00	2,331,506	1/31/23	179,711	2,465,000
Premier Diagnostic Imaging Terre Haute, IN	8/12/14	100.00	2,390,376	5/31/22	189,479	2,423,000
Total Estimated Value						$26,063,000
(1)
Represents the estimated value of Fund 25's interest in the property at March 31, 2018. Fund 25 has not obtained appraisals of these properties. The Managing Members have valued the properties based upon rental rates and prevailing capitalization rates which they believe are applicable. We cannot assure you that we could sell the properties at the estimated values set forth in the table.

(2)	The lease for this tenant covers 28% of the square footage of the building with rent commencing on June 18, 2018. The Company is continuing to pursue additional tenants for the remaining space.

Summary Financial Information

The following table provides operational data about Fund 25 for the three months ended March 31, 2018 and 2017 and for the years ended December 31, 2017 and 2016, on the basis of Fund 25 continuing as a going concern:

	Three Months Ended March 31		Year Ended December 31
	2018	2017	2017	2016
Rental Income	$511,374	$562,394	$2,248,223	$2,386,264
LLC Administration & Property Management Expenses	(105,045)	(123,881)	(479,700)	(500,582)
Depreciation and Amortization	(212,515)	(234,152)	(914,971)	(936,300)
Total Expenses	(317,560)	(358,033)	(1,394,671)	(1,436,882)
Operating Income	193,814	204,361	853,552	949,382
Other Income – Gain on Sale of Real Estate	0	0	757,670	15,560
Other Income – Interest	4,374	1,552	7,189	5,931
Total Other Income	4,374	1,552	764,859	21,491
Income from Continuing Operations	198,188	205,913	1,618,411	970,873
Income from Discontinued Operations	0	0	0	95,778
Net Income	198,188	205,913	1,618,411	1,066,651
Net Income Allocated to Limited Members	192,242	199,736	1,554,173	1,009,688
Net Income Per LLC Unit	4.80	4.97	38.70	24.94
Distributions Declared Per LLC Unit	10.28	10.31	48.50	46.33

The following table provides data on the financial condition of Fund 25 on a historical cost basis at March 31, 2018 and 2017 and December 31, 2017 and 2016:

	March 31		December 31
	2018	2017	2017	2016
Cash	$5,827,931	$2,354,029	$6,081,556	$2,139,205
Investments in Real Estate, net	19,480,705	23,527,525	19,702,196	23,779,319
Total Assets	25,308,636	25,881,554	25,783,752	25,918,524
Payable to Affiliate	177,923	207,601	155,267	66,273
Distributions Payable	424,330	427,322	720,251	425,214
Unearned Rent	43,155	59,867	15,485	15,485
Acquired Below-Market Lease Intangibles, net	56,314	69,830	59,693	73,209
Total Liabilities	701,722	764,620	950,696	580,181
Managing Members' Equity (Deficit)	481	(5,763)	7,265	879
Limited Members' Equity	24,606,433	25,122,697	24,825,791	25,337,464

PROPOSAL #1 – LIQUIDATION

Reason for the Liquidation Proposal

When Fund 25 was organized in 2002, the offering documents indicated that it was the Fund's intent to sell its properties in 8 to 12 years following the completion of the property acquisition phase, or when market conditions were most advantageous. In 2006, the Fund completed the investment of proceeds from the offering in properties. Under Section 6.1 of the operating agreement of Fund 25, the consent of a majority of the limited members by interest is required to sell all or substantially all of the Fund's assets.

Effects of the Liquidation Proposal

Operations. If limited members holding a majority of the outstanding units vote in favor of the liquidation proposal, the Managing Members will take action to commence the sale of Fund 25's properties and the liquidation of the Fund. The Managing Members will, from time to time, distribute the proceeds from the sale of properties to the extent they believe, in their sole discretion, that such proceeds are not required for operations during liquidation, not required to pay Fund obligations, or required to deal with contingent obligations. Once all of the Fund's properties are sold, the Managing Members would wind up the affairs of the Fund and distribute any net sales proceeds and remaining reserves to the limited members and the Managing Members. The Fund would then be dissolved and cease operations. Under Section 12.1 of the operating agreement, this dissolution does not require, and the Fund will not ask you for, any additional vote.

Distributions. As set forth under the caption "Background of the Fund – Properties", the Managing Members estimate the current value of Fund 25's properties at approximately $26,063,000, not including net cash reserves of approximately $5,182,000 that mainly consist of proceeds from one property sale in 2016 and one property sale in 2017. Neither the Managing Members nor Fund 25 has obtained any independent appraisal or opinion regarding the value of the Fund's properties. This valuation is based upon the rental rates generated by each property and the capitalization rates that the Managing Members believe are applicable in the markets in which the properties are located.

It is not possible for the Managing Members to predict the timing of the sale of the Fund's properties. Assuming that (a) the sale of properties can be completed within 24 months, (b) there are no events, such as tenant defaults or bankruptcies, that adversely affect the Fund's ability to sell its properties or the market value that can be obtained in such sales, (c) there are no increases or decreases in the market value of the properties and they can be sold at the amounts estimated by the Managing Members, and (d) there are no other extraordinary company expenses, the Managing Members estimate that approximately $31,245,000 of proceeds may be available for distribution from sale of properties and cash reserves. After deducting the Managing Members' interest in the proceeds, approximately $30,933,000 or $773 per unit would be available for distribution to the limited members. Because some of these assumptions will inevitably be inaccurate, and the Managing Members estimates of value cannot be precise, the actual amounts available for distribution to members will vary from these estimates and the variation may be material.

Assuming the Fund was liquidated as of March 31, 2018 and that the estimated liquidation proceeds from the sale of properties were realized, and factoring in prior cash distributions received, an original investment in the Fund of $1,000, on September 11, 2003, would have received $1,510 in total distributions over the life of the investment.

Material Federal Income Tax Considerations of Liquidation

The federal income tax discussion set forth below addresses the material federal income tax consequences of the liquidation of a limited liability company treated as a partnership for income tax purposes. It does not purport to deal with all aspects of federal income taxation that may be relevant to a particular limited member with respect to such limited member's personal circumstances. The discussion is directed solely to limited members who hold the units as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and have acquired the units for investment and not as a dealer or for resale. This discussion may not be applicable to certain classes of taxpayers, including insurance companies, securities dealers, non-resident alien individuals, foreign entities, foreign trusts and estates and beneficiaries, financial institutions, real estate investment trusts, regulated investment companies, tax exempt organizations, trusts or persons who acquired Fund interests as compensation. This discussion is based upon the Code, Department of Treasury regulations, court decisions, published rulings of the Internal Revenue Service (the "IRS") and other applicable authorities, all as in effect on the date hereof and all of which are subject to change or differing interpretation (possibly on a retroactive basis). Limited members are urged to consult their own tax advisors as to the specific tax consequences to them of the liquidation of Fund 25, including the applicability and effect of federal, state, local and other tax laws.

General. Fund 25, as a partnership for federal income tax purposes, is not subject to federal income tax; instead, each member is required to take into account such member's distributive share of the Fund's income, gains, losses, deductions, credits and tax preference items in computing the member's federal income tax liability for any taxable year, without regard to whether the member has received any distribution from the Fund.

For federal income tax purposes, the liquidation process consists of two separate components: (1) the sale by Fund 25 of its properties; and (2) the distribution of cash to each limited member in liquidation (a "liquidating distribution") of the member's interest in Fund 25. Each of these is separately discussed below

Sale of Fund 25's properties. For federal income tax purposes, each limited member will be required to include in member's income such member's allocable share of the gain or loss realized by Fund 25 upon the sale of the Fund's properties. Gain or loss will result primarily from the sale of a property, including both the real property and any improvements. Gain that falls within the definition of "depreciation recapture" will be treated as ordinary income for tax purposes. Other gain, as well as other items of partnership gain or loss, will be capital or ordinary gain or loss, depending upon the nature of the asset sold.

Distribution to the limited members. A limited member will recognize capital gain to the extent the amount of the liquidating distribution received by the limited member exceeds the limited member's tax basis for the limited member's units, as such basis is adjusted to reflect any gain or loss realized by Fund 25 on the sale of its assets. A limited member will recognize a capital loss to the extent that the amount of the liquidating distribution received by the limited member is less than the limited member's tax basis for its units, as adjusted.

Passive Activity Rules. Limited members that are individuals, trusts, estates, closely held corporations or personal service corporations are subject to the passive activity loss limitations rules of Section 469 of the Code. A limited member's allocable share of income, gain or loss from the sale of Fund 25's properties is generally treated as derived from a passive activity. Limited members may generally deduct losses from passive activities only to the extent of their income from passive activities. Passive activity losses that are not allowed in any taxable year are suspended and may be carried forward indefinitely and allowed in subsequent years as an offset against passive activity income. However, upon final liquidation of the Fund, any suspended passive activity losses of a limited member with respect to its investment in Fund 25 may be used to reduce other income of the limited member.

Risks of the Liquidation Proposal

The Managing Members may not be able to dispose of properties at the estimated market values.

The Managing Members have estimated the market value of the properties based upon rental rates and market capitalization rates. The rate at which such rents are capitalized is dependent upon prevailing interest rates in the markets where the properties are located. To the extent prevailing interest rates increase, the value of the properties calculated using these methods may decline. Further, the market value of properties is dependent upon the financial strength of the tenants occupying the properties owned by Fund 25. A general economic downturn may affect the financial strength of the tenants. If tenants occupying the Fund's properties are adversely affected, the Fund may experience an increased level of default in rental payments, or a general decrease in the willingness of purchasers to acquire its properties because of the increased risk involved.

The rapid disposition of properties may cause Fund 25 to fail to realize the full value of its properties.

If the proposal to liquidate Fund 25 is approved, the Managing Members will attempt to dispose of Fund 25's properties during the next 24 months. The disposition of properties could generate less value to the Fund and its limited members than estimated, particularly if sales must be completed rapidly.

If tenants default on their lease obligations, or file for protection under bankruptcy laws, the value of properties may be depressed, and the final disposition of those properties may be delayed.

If a tenant defaults on its lease obligations, or abandons a property, prior to its sale by Fund 25, the value of the property would likely be adversely affected, the Fund might have difficulty selling the property, and the sale might be delayed until an alternative tenant can be located. If a tenant filed for protection under applicable bankruptcy laws, the tenant (if a debtor in possession) or the bankruptcy trustee would have a period of time to assume or reject the lease and the Fund may be delayed in its disposition of the property and final liquidation of the Fund.

Limited members will be required to pay tax on any capital gain that Fund 25 realizes on the sale of its properties and a portion of the gain may be taxed at higher tax rates.

Sales of properties will generate an income and gain recognition event for federal income tax purposes with respect to the value of the properties and proceeds received, while continued operation of properties would generate income for tax purposes primarily related to rental income received. For properties that Fund 25 has held and depreciated for tax purposes for a significant period of time, a significant portion of the sales price could represent depreciation recapture taxable to limited members at higher tax rates.

PROPOSAL #2 – CONTINUE OPERATIONS FOR 60 MONTHS

Reasons for the Proposal to Continue Operations

The proposal to continue operations is being presented because the Managing Members believe:

•
Fund 25 continues to be an attractive business as a going concern and is currently generating cash distributions from its properties that are higher than distributions investors could realize from other income-generating investments with similar risk profiles.

•	Continuation of Fund 25's operations may allow Fund properties to appreciate and produce capital gains from the sale of properties prior to the final liquidation of the Fund.
•
Continuation of Fund 25's operations will allow limited members to maintain their investment in income-producing, net leased, commercial properties without incurring the costs that they could expect to incur if Fund 25 were to liquidate and they re‑invested their proceeds in similar investments.

We cannot assure you that Fund 25 will achieve these objectives if you vote for the proposal to continue operations.

Effects of the Proposal to Continue Operations

The proposal to continue operations for an additional 60 months from June 2018 will allow Fund 25 to continue to operate in the same manner in which it has operated historically. The Fund's operations will continue to be reported to you in a manner consistent with historical financial results. Subject to the normal risks of operating as summarized below, we anticipate that the Fund will continue to make quarterly distributions of cash flow from rental income. The continuation of operations will move into the future the date that limited members could receive proceeds from the final sale of properties and liquidation of the Fund. After 60 months, the Fund will again solicit a vote of the limited members to continue in operation or liquidate.

As of March 31, 2018, Fund 25 held net cash reserves of approximately $5,182,000 that mainly consist of proceeds from one property sale in 2016 and one property sale in 2017. If the proposal to continue operations is approved, we expect to actively engage in the acquisition of net leased property with this cash balance, less a reasonable operating reserve and a reserve to pay for any anticipated unit repurchase requests that may be received in 2018 and 2019.

If the proposal to continue operations is not approved, and the liquidation proposal is approved, Fund 25 will commence the process of disposing of its properties. If neither Proposal #1 nor Proposal #2 is approved, the Fund will continue to operate as it has historically.

Amendment to the Operating Agreement

The proposal to continue the operations of Fund 25 will be implemented, if approved by limited members, through the amendment to Section 11.3 of the operating agreement that is set forth in Exhibit A to this Consent Statement. This amendment will require the Managing Member to prepare a new consent statement before June 30, 2023 to solicit another vote of limited members to either liquidate Fund 25 or extend its operation for an additional period of years.

Although we indicated in the offering documents under which the units were initially sold that we intended to liquidate Fund 25 8 to 12 years after the completion of the property acquisition phase, there currently is no contractual requirement in the operating agreement of Fund

25 to terminate its existence, or sell its properties and liquidate, prior to 2053. The addition of Section 11.3 is intended to create an obligation to solicit the interest of limited members in liquidating the Fund at a definite point in time. This is intended both to eliminate conflicts that could cause the Managing Members to delay liquidation of the Fund and to give limited members a time horizon for final liquidation. The amendment does not, however, require liquidation and if limited members were to again vote to continue its operations in 60 months, the operation of the Fund, and the time at which limited members would receive a final distribution of the value of its assets, would be moved to a future date.

Conflicts of Interest with the Proposal to Continue Operations

The Managing Member and their affiliates are reimbursed for their expenses, including the salaries and compensation expense of employees, based upon the time those employees spend on the affairs of the investment funds they manage. To the extent the Managing Members and their affiliates have more investment funds under management, the aggregate amount of such reimbursements is larger and the salaries that are justifiable for their management may be higher. Accordingly, the Managing Members have an incentive to maintain funds and properties under management. On the other hand, reimbursements to the Managing Members and their affiliates for operations are at cost and do not represent a profit center for the Managing Members or their affiliates. Further, if the Fund does not liquidate, the Managing Members will not receive cash distributions representing their share of liquidation proceeds.

Risks of the Proposal to Continue Operations

If the proposal to continue operations is approved, the business of Fund 25 will continue to be subject to the risks associated with the ownership of real property and the illiquidity of investment in a limited liability company, including the following:

Limited members will have no right to liquidation proceeds until Fund 25 is liquidated.

If the proposal to continue operations is approved, limited members will likely not have a right to receive the proceeds from the final disposition of properties and liquidation of Fund 25 for at least an additional five years.

There will continue to be no public market for the units and substantial restrictions on sale or disposition of the units.

To avoid being classified as a publicly traded limited partnership for tax purposes, the operating agreement of Fund 25 continues to place substantial restrictions on sale or transfer of units. There is no trading market for the units and the restrictions in the operating agreement are designed to ensure that no public trading market develops. Accordingly, it may be difficult to dispose of units or to receive full value for units when they are sold if the proposal to liquidate is not approved.

The operations of Fund 25 will continue to be subject to the risks of real estate investment.

If the proposal to continue operations is approved, the properties of Fund 25 will continue to be held for investment and the proceeds from any sale of Fund properties may not be distributed to members during the following five years, except to the extent necessary to pay income taxes resulting from any taxable gain on sale that is allocated to limited members. The value of real estate is subject to a number of factors beyond the control of the Fund, including national economic conditions, changes in interest rates, governmental rules and regulations and competition from other forms of financing. In addition, the value of the properties is affected by the financial condition of the tenants. To the extent there is a general economic downturn, the industries in which the Fund's tenants operate may be adversely affected, causing defaults or renegotiation of lease terms. To the extent the Fund's lease rates decline in the future, or if there are tenant defaults, the value of real estate held by the Fund may decline.

Limited members will continue to be dependent upon the Managing Members for all decisions relating to the operation of Fund 25.

If Fund 25 continues to operate, limited members will continue to rely almost exclusively on the Managing Members of the Fund for its operations. The Managing Members have complete authority to make decisions regarding the Fund's day-to-day operations and the acquisition or disposition of properties. There are no limitations that limited members may enforce regarding the types of net leased, commercial properties that may be acquired. The Managing Members may take actions with which limited members disagree. Limited members do not have any right to object to most management decisions unless the Managing Members breach their duties. Limited members are able to remove the Managing Members only by a majority vote of limited members or in other limited instances.

The Managing Members may benefit from continuing operations in ways that create conflicts of interest.

The interests of the Managing Members in continuing operations may be different from those of the limited members' interests because the Managing Members and their affiliates will continue to receive reimbursements from Fund 25. The Managing Members and their affiliates are reimbursed at cost, which includes a portion of salaries of personnel and other overhead, for services they provide to the Fund and the proposal to continue operations, if adopted, will allow those reimbursements to continue.

Limited members will not have appraisal rights in connection with continuing operations.

You will not have appraisal or dissenters rights as a result of continuing operations. Accordingly, if you disagree with the proposal to continue operations you will not have the right to require Fund 25 to pay out the value of your units. If you disagree, and wish to sell your units, you will be required to find a different method of doing so, such as utilizing the Fund's unit repurchase plan or holding your units until the Fund is liquidated.

PROPOSAL #3 –AMEND THE FUND'S UNIT REPURCHASE PLAN

Reasons for the Proposed Amendment to the Unit Repurchase Plan

We are proposing an amendment to the unit repurchase provisions of the operating agreement contained in Section 7.7 so that limited members may present their units to the Fund for repurchase at a price that more closely approximates what we believe to be the fair market value of the Fund's units.

Effects of the Proposed Amendment to the Unit Repurchase Plan

If this proposal is approved, limited members will be able to present their units to Fund 25 for repurchase at a price equal to 95% of the estimated net asset value per unit, instead of 80% of the estimated net asset value per unit. Under both the current operating agreement and the proposed amendment, the repurchase price is reduced by any distributions paid for the units after the date for which the estimated net asset value per unit is calculated and prior to the repurchase date (a period of one quarter).

Fund 25 will repurchase units with cash that might otherwise be available for distribution to limited members. Because of this, increasing the price for repurchases may increase the number of repurchases and correspondingly decrease the amount of cash available for distribution. Repurchase of units will, however, result in the remaining limited members owning a proportionately larger interest in the Fund, which should, under normal conditions, produce larger distributions per unit in the future.

The Fund cannot assure limited members that revenues or cash reserves will be available for repurchases and that it will be able to repurchase any or all of the units tendered. Repurchase of units may result in certain adverse tax consequences to the tendering limited member. Repurchase of units will likely result in smaller distributions to remaining limited members in the year of repurchase, yet will not result in a reduction of taxable income allocated to such limited members.

Amendment to the Operating Agreement

The proposal to increase the purchase price under Fund 25's unit repurchase plan will be implemented, if approved by limited members, through the amendment to Section 7.7 of the operating agreement that is set forth in Exhibit B to this Consent Statement. The amendment will provide that the repurchase price for units purchased under the unit repurchase plan will be increased to 95% of the estimated net asset value per unit. As currently stated in the operating agreement, the repurchase price is reduced by any distributions paid for the units after the date for which the estimated net asset value per unit is calculated and prior to the repurchase date (a period of one quarter).

Conflicts of Interest with the Proposed Amendment to the Unit Repurchase Plan

The Managing Members believe that their interests in amending the repurchase plan are aligned with those limited members who wish to continue to participate in Fund 25.

Risks of the Proposed Amendment to the Unit Repurchase Plan

If the proposal to amend the repurchase plan is approved, the ability to repurchase units, and the consequences of repurchase, will present additional risks, including the following:

Repurchases may reduce the amount of cash then available for distributions.

Unit repurchases are funded with cash that might otherwise available for distribution to limited members and, to the extent units are repurchased, cash available for distribution to remaining members will be reduced. Although remaining members will have a proportionately larger interest in Fund 25 after such repurchases, if the Managing Member overestimates the net asset value per unit for purposes of repurchases, or properties decline in value after repurchases, remaining limited members may not obtain the benefit of such larger ownership interest.

Regardless of the amendment, because of limitations under the unit repurchase plan, limited members may find it difficult to have their units repurchased.

The amount of units Fund 25 will repurchase in any year will be limited even if the amendment to the repurchase plan is approved. Among other things:

•	During any year, Fund 25 may not repurchase more than 2% of the units that were outstanding on January 1 of such year;
•	Fund 25 will not repurchase units to the extent it does not have cash available for such repurchases; and

•	Fund 25 will not repurchase units if the Managing Member believes repurchases would negatively impact the Fund's operations or cash flow.

Accordingly, there may be periods during which Fund 25 does not repurchase all units, or any units, that are tendered for repurchase. If more units are tendered than can be repurchased, repurchases will be considered based upon the postmark date of the written notice of limited members tendering such units.

PROPOSAL #4 – SALE OF JOINT VENTURE INTERESTS TO OTHER AEI AFFILIATED FUNDS

Reasons for Proposal #4

Fund 25 owns joint venture interests in eight properties that were purchased consistent with authority in the operating agreement to purchase joint venture interests with AEI Affiliated Funds. In particular, Fund 25 owns a 21.0% interest in a Jared Jewelry store in Madison Heights, Michigan, a 60.0% interest in a Jared Jewelry store in Auburn Hills, Michigan, a 60% interest in a Biomat USA Plasma Center in Wichita, Kansas, a 35% interest in an Advance Auto Parts store in Indianapolis, Indiana, a 27% interest in a Dick's Sporting Goods store in Fredericksburg, Virginia, a 72% interest in a Staples store in Clermont, Florida, a 50% interest in a Coliseum Health Clinic in Macon, Georgia, and a 73% interest in a PetSmart store in Gonzales, Louisiana. Because most investors in net leased real estate require ownership of an entire property, we believe that it would be difficult for Fund 25 to sell these interests in the open real estate market.

The operations of Fund 25 are governed by its operating agreement. Section 6.6 of the operating agreement permits joint ventures with other AEI Affiliated Funds, subject to certain conditions, including that each Fund has a right of first refusal to purchase the other party's interest in the event of an attempted sale of an interest in a property. This right of first refusal was included in the agreements under which Fund 25 acquired its joint venture interests in the eight properties. The Managing Members of Fund 25 believe that this implicitly allows, or requires, sale of an interest to an affiliate. Nevertheless, Section 6.5(vii) of the operating agreement prohibits a sale of a "property" by Fund 25 to an affiliate. Although the Managing Members believe this was intended to prohibit only sale of a whole property rather than a joint-venture interest such as the interests held by Fund 25 in the eight properties, the Managing Members believe it is unwise to proceed with a sale to an affiliate absent a confirming vote of limited members.

In addition, although the Managing Members believe the same provisions of the operating agreement that authorized the purchase with AEI Affiliated Funds also provides a basis to sell to AEI Affiliated Funds, the provisions are not unambiguous. As a result, we are asking you to vote on a proposal to make clear that Fund 25 may sell its joint venture interests in these properties to other AEI Affiliated Funds. The sales price for properties sold in this manner will be based upon an independent, third-party, commercial property appraisal.

The Managing Members believe that sale of a joint venture interest in the open market is difficult, takes considerable time, likely would result in higher sales costs such as commissions, and could generate a lower price to Fund 25. Unless otherwise provided by contract, minority interests in properties do not allow the holder to control management of the properties or the timing of the disposition of properties, and the partnership/operating agreements of AEI Funds effectively require that AEI Funds have such control. Because a buyer would likely negatively view this lack of liquidity, lack of management control and control over disposition, the Managing Members believe these interests are more difficult to sell than the entire fee simple interest in a property, and take considerable time to sell in the open market. Further, to complete such a sale, Fund 25 would likely need to retain a broker, and pay brokerage commissions of 3% to 6% on any such sale. For all of these reasons, the Managing Members believe it is in the best interests of the Fund and its limited members to allow Fund 25 to complete the sale of these properties to AEI Affiliated Funds.

Effects of Proposal #4

If limited members holding a majority of the outstanding units vote in favor of the proposal, Fund 25 will be allowed to sell its joint venture interest in a property to an AEI Affiliated Fund. At the time Fund 25 is ready to sell a joint venture interest in a property, the Fund will determine if the Affiliated Fund(s) that owns the remaining interest(s) in the property is ready to sell also. If an Affiliated Fund is not ready to sell its interest in the property, Fund 25 will take action to sell its interest to an Affiliated Fund. To determine the price of each property interest, the Fund will obtain an appraisal from an independent, third-party, commercial property appraiser. Fund 25 will pay the cost of the appraisals and the customary closing costs that a seller incurs in the state where the property is located. However, the Fund will not pay a brokerage commission, which typically ranges from 3% to 6% of the property's gross sale price. The sales will be made on an "as is, where is" basis.

If the Affiliated Fund(s) that owns the remaining interest(s) in a property is ready to sell, then Fund 25 and the Affiliated Fund(s) will jointly take action to sell 100% of the property on the open real estate market. The sales proceeds and expenses of the sale would be allocated pro rata based on the ownership percentage of the property.

Amendment to the Operating Agreement

The proposal to allow Fund 25 to sell joint venture interests in eight of its properties to other AEI Affiliated Funds will be implemented, if approved by limited members, through the amendment to Section 6.5 of the operating agreement that is set forth in Exhibit C to this Consent Statement.

Risks of Proposal #4

The appraised value of a property interest may be less than the value that could be obtained by offering the property interest in the open real estate market.

If the proposal is approved, each property interest that is sold to an AEI Affiliated Fund will be sold at a price as determined by an independent, third-party, commercial property appraiser. The appraiser will research each property by reviewing market data and other information to form an opinion as to the value of the property. It is possible that a higher price could be realized if the property was listed in the open real estate market where the interaction of many buyers and sellers determine the value of the property. However, listing the property in the real estate market could also result in a lower price.

If the proposal is not approved, sale of the joint venture interests will be delayed, and this may delay final liquidation of Fund 25 and distribution of proceeds to you.

Because of the ambiguity of the language in the operating agreement of Fund 25, the Managing Members do not intend to proceed with sale of joint venture interests to AEI Affiliated Funds unless they receive the affirmative vote of holders of a majority of the outstanding units of Fund 25 on the proposal. The Managing Members believe it is very difficult to sell joint venture interests in the open market, and expects that a failure to approve the proposal will result in considerable delay in the sale of these interests, the final liquidation of Fund 25, and the distribution of liquidation proceeds. Such a delay can also be expected to increase ongoing administrative costs and reduce the amount of proceeds eventually distributed.

UNIT OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

The following table sets forth information pertaining to the ownership of the units by each person known to us to beneficially own 5% or more of the units, by AEI Fund Management XXI, Inc. (Fund 25's Managing Member), and by each officer or director of the Managing Member as of March 31, 2018:

Name and Address of Beneficial Owner	Number of Units Held	Percent of Class

AEI Fund Management XXI, Inc.	0	0.00%
Robert P. Johnson	0	0.00%
Patrick W. Keene	0	0.00%
Address for all: 1300 Wells Fargo Place, 30 East 7th Street, St. Paul, Minnesota 55101

The Managing Members know of no holders of more than 5% of the outstanding Units.

CONSENT PROCEDURES

Your vote is important. As a limited member, we urge you to mark your vote, sign and date the enclosed Consent Form and return it in the enclosed postage prepaid envelope. If you require assistance completing the Consent Form, please call AEI Investor Services, toll free at 800-328-3519.

Timing of the Consent Solicitation

We have fixed the close of business on June 1, 2018 as the record date for the determination of the limited members entitled to vote on the proposals; the close of business on July __, 2018 as the date by which Consent Forms must be received by us in order to be counted; and July __, 2018 as the date on which the consents will be counted. You may withdraw or revoke your consent at any time prior to 5:00 PM Central Time, on July __, 2018, provided we receive written revocation prior to that time.

To vote for any of these proposals, you must return a properly signed Consent Form that is received by AEI Fund Management XXI, Inc. at 1300 Wells Fargo Place, 30 East 7th Street, St. Paul, Minnesota 55101, on or before 5:00 PM Central Time, on July __, 2018. The Managing Members will tabulate the votes.

Record Date and Votes Required for Approval

Only holders of record of limited membership units as of June 1, 2018, the record date, will be entitled to vote on the proposals. Voting by the limited members is based upon the number of units held. As of June 1, 2018, there were 39,898.14 units outstanding. Each unit is entitled to one vote. Fractions of units will be included in the total.

Pursuant to the operating agreement of Fund 25, in order for a proposal to be approved, a majority of the outstanding units (excluding any units held by the Managing Member) must be voted in favor of such proposal. Accordingly, 19,949.08 units must be voted "FOR" a proposal for such proposal to be approved. Because an abstention would not be counted as a vote for the proposal, it would have the effect of a vote against the proposal.

Procedures for Voting

Accompanying this Consent Statement is a Consent Form for each limited member. By marking the appropriate line on the Consent Form, you can indicate whether you vote "FOR" or "AGAINST" or "ABSTAIN" as to the proposals. Please do not vote "FOR" both Proposal #1 and Proposal #2: they are mutually exclusive and cannot be implemented simultaneously. If you return your Consent Form signed without marking any line, you will be deemed to have voted "AGAINST" Proposal #1 – to commence liquidation, "FOR" Proposal #2 – to continue operations, "FOR" Proposal #3 – to amend the unit repurchase plan, and "FOR" Proposal #4 – to allow the sale of joint venture interests to other AEI Affiliated Funds.

Limited members who vote "FOR" Proposal #1 – to commence liquidation, do not have appraisal or similar rights under Minnesota law.

Costs of Solicitation

The cost of solicitation of consents of the limited members will be borne by Fund 25. The solicitations will be made by mail. Our staff will be available by telephone at 800-328-3519 to answer any questions concerning this Consent.

Mailing

This Consent Statement was first mailed to limited members on or about July __, 2018.

AEI Fund Management XXI, Inc.,
Managing Member
Robert P. Johnson, President

EXHIBIT A

AMENDMENT TO OPERATING AGREEMENT
(PROPOSAL #2)

We are proposing that Article XI of the Operating Agreement of AEI Income and Growth Fund 25 be amended to add Section 11.3 which shall read, in its entirety, as follows:

11.3 Liquidity Event.

(a) The Managing Member shall, on or before June 30, 2023, prepare a proxy or consent statement pursuant to which it shall solicit the consent of Limited Members to vote with respect to a proposal to commence the sale of all of the Properties and the dissolution and liquidation of the Company in accordance with Article XII. The Managing Member shall distribute and commence the solicitation of such consents or proxies promptly after the same may be conducted in accordance with applicable laws.

(b) Notwithstanding Section 11.3(a), the Managing Member shall not be required to recommend such sale, dissolution and liquidation, and may present in addition to such proposal and as an alternative to the same, a proposal to extend the time period during which the Company shall continue to operate, provided that the Managing Member commits to again submit a proposal consistent with Section 11.3(a) by approximately the end of the calendar year in which the fifth anniversary of the date upon which the vote upon such proposal occurs.

EXHIBIT B

AMENDMENT TO OPERATING AGREEMENT
(PROPOSAL #3)

We are proposing to amend and restate Section 7.7 of the Operating Agreement of AEI Income & Growth Fund 25 to read in its entirety as shown below. In addition, we are proposing to delete Section 2.19 and replace it with Section 7.7(b) as shown below.

7.7 Right to Present Units for Repurchase.

(a) Each Limited Member shall have the right, subject to the provisions of this Section 7.7, to present his or her Units to the Company for repurchase by submitting a proper written request to the Managing Member specifying the number of Units he or she wishes repurchased.
Such notice must be postmarked in January or July of each year (a "Presentment Period"). On March 31st and September 30th of each year (a "Repurchase Date"), and subject to the limitations set forth in Section 7.7(c), the Managing Member shall cause the Company to repurchase the Units of Limited Members who have properly tendered their Units to the Company. The repurchase price per Unit shall be equal to ninety-five percent (95%) of the Net Asset Value Per Unit as of the preceding December 31st (in the case of repurchases as of March 31st) or June 30th (in the case of repurchases as of September 30th) (such dates being hereafter referred to as a "Determination Date"). The repurchase price shall, however, be adjusted to subtract any distributions to the tendering Limited Member after the Determination Date and prior to the Repurchase Date. The Managing Member shall calculate the repurchase price offered for Units based on its determination of the Net Asset Value Per Unit as soon as possible after each Determination Date.

(b) Net Asset Value Per Unit shall mean the aggregate value of the Company's assets less the Company's liabilities, and less the interest of the Managing Members, divided by the number of Units outstanding. Such aggregate value shall be determined by the Managing Member, after taking into account (i) the present value of future net cash flow from rental income on the Company's Properties, (ii) the price at which Units of the Company have last been repurchased, and (ii) such other factors as the Managing Member deems relevant.

(c) The Company will not be obligated to repurchase in any year more than two percent (2%) of the total number of Units outstanding on January 1 of such year. In the event requests for repurchase of Units received in any given year exceed the two percent (2%) limitation, the Company shall accept the Units to be repurchased based upon the postmark date of the written notice of Limited Members tendering such Units. Any Units tendered but not selected for repurchase in any given Presentment Period will be considered for repurchase in the next Presentment Period only if the Limited Member re-tenders his or her Units. In no event shall the Company be obligated to repurchase Units if, in the sole discretion of the Managing Member, such repurchase would impair the capital or operation of the Company nor shall the Company repurchase any Units in violation of applicable legal requirements.

(d) For purposes of all calculations pursuant to Article V of this Agreement, any Net Cash Flow or Net Proceeds of Sale used to repurchase Units or to repay borrowings that were used to repurchase Units shall be deemed distributed to the remaining Limited Members pro rata based on the ratio of the number of Units owned to all Units outstanding after such repurchase.

EXHIBIT C

AMENDMENT TO OPERATING AGREEMENT
(PROPOSAL #4)

We are proposing to amend and restate Section 6.5 of the Operating Agreement of AEI Income and Growth Fund 25 to read in its entirety as follows:

6.5 Prohibited Transactions. Notwithstanding anything to the contrary contained herein, the Managing Members and Affiliates of the Managing Members (i) may not receive interest and other financing charges or fees on loans made to the Company in excess of the amounts that would otherwise be charged by unaffiliated lending institutions on comparable loans for the same purpose and in the same locality of the Property if the loan is made in connection with a particular Property, (ii) may not require a prepayment charge or penalty on any loan from the Managing Members to the Company, (iii) may not provide financing to the Company that is payable over a period exceeding 48 months or for which more than 50% of the principal is due in more than 24 months, (iv) may not grant to themselves an exclusive listing for the sale of any Property, (v) may not directly or indirectly pay or award any commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such adviser to advise the purchaser of the Units, provided, however, that this provision shall not prohibit the normal sales commissions payable to a registered broker-dealer or other properly licensed person for selling the Units, (vi) may not commingle Company funds with the funds of any other person, (vii) may not sell property to, purchase property from, or lease property to or from the Company, provided that the Company may purchase real property from the Managing Members or their Affiliates if the Managing Members or their Affiliates purchased the property in their own name and temporarily held title thereto for a period not in excess of twelve months for the purpose of facilitating the acquisition of the property, the borrowing of money, the obtaining of financing for the Company or any other purpose related to the business of the Company, and the property is purchased by the Company for a price no greater than the price paid by the Managing Members or their Affiliates plus Acquisition Expenses in accordance with the provisions of this agreement, and any profit or loss on such property during such period is paid to or charged against the Company, and there is no other benefit arising out of such transaction to the Managing Members or their Affiliates apart from compensation otherwise permitted by this agreement, (viii) may not receive a commission or fee in connection with the reinvestment or distribution of the proceeds of the resale, exchange or refinancing of the Properties (ix) may not cause the Company to incur indebtedness directly or indirectly related to the purchase of properties, from any source, (x) may not cause the Company to invest in other limited partnerships or limited liability companies, provided that joint venture arrangements set forth in Section 6.6 shall not be prohibited, (xi) may not cause the Company to acquire property in exchange for Units, (xii) may not cause the Company to pay a fee to the Managing Members or their Affiliates for insurance coverage or brokerage services, (xiii) may not cause the Company to make loans or investments in real property mortgages other than in connection with the purchase or sale of the Company's properties, (xiv) may not cause the Company to operate in a manner as to be classified as an "investment company" for purposes of the Investment Company Act of 1940, (xv) may not cause the Company to underwrite or invest in the securities of other issuers, except as specifically discussed in Section 6.6 and in the Prospectus, (xvi) may not cause the Company to incur the cost of that portion of liability insurance that insures the Managing Members or their Affiliates for any liability as to which such Managing Members or their Affiliates are prohibited from being indemnified under Section 6.4., (xvii) may not receive a real estate commission in connection with the purchase, sale or financing of a Property and will not permit aggregate compensation to others in connection with the sale of any Property to exceed a Competitive Real Estate Commission, (xviii) may not receive an Acquisition Fee (including, without limitation, Development Fee or Construction Fee) or permit such Acquisition Fees, together with Acquisition Expenses paid to any party, by the Company to exceed 18% of the total capital contributions of Limited Members pursuant to Section 4.2 of this agreement, (xix) may not cause the Company to incur Front-End Fees to the extent that such fees would cause the Company's Investment in Properties to be less than 80%

of capital contributions, (xx) may not receive any rebate or give-up nor participate in any reciprocal business arrangement in circumvention of the NASAA Guidelines, nor shall any Managing Member participate in any reciprocal business arrangement that would circumvent the restrictions of such NASAA Guidelines against dealing with affiliates or promoters, and (xxi) may not cause the Company to make any loans or advances at any time to the Managing Members or their Affiliates.

For purposes of the limitation contained in Section 6.5(vii), a joint venture interest (including a fractional interest in real property) shall not be considered a "property", but instead may be purchased from and sold to another program sponsored by the Managing Members or their Affiliates consistent with Section 6.6.

EXHIBIT D

AEI INCOME & GROWTH FUND 25 LLC

INDEX TO FINANCIAL STATEMENTS

Page

Report of Independent Registered Public Accounting Firm	29

Balance Sheets as of December 31, 2017 and 2016	30

Statements for the Years Ended December 31, 2017 and 2016:

Income	31

Cash Flows	32

Changes in Members' Equity	33

Notes to Financial Statements at December 31, 2017 and 2016	34 – 45

Balance Sheet as of March 31, 2018 and December 31, 2017	46

Statements for the Periods ended March 31, 2018 and 2017:

Income	47

Cash Flows	48

Changes in Members' Equity (Deficit)	49

Notes to Financial Statements at March 31, 2018	50 – 53

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members:
AEI Income & Growth Fund 25 LLC
St. Paul, Minnesota

Opinion on the Financial Statements

We have audited the accompanying balance sheets of AEI Income & Growth Fund 25 LLC (a Delaware limited liability company) as of December 31, 2017 and 2016, and the related statements of income, members' equity, and cash flows for each of the years in the two-year period ended December 31, 2017, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ BOULAY PLLP
Boulay PLLP

We have served as the Company's auditor since 2002

Minneapolis, Minnesota
March 28, 2018

AEI INCOME & GROWTH FUND 25 LLC
BALANCE SHEETS

ASSETS

	December 31,	December 31,
	2017	2016
Current Assets:
Cash	$6,081,556	$2,139,205

Real Estate Investments:
Land	8,005,563	9,055,563
Buildings	18,386,544	19,871,184
Acquired Intangible Lease Assets	1,487,092	2,327,904
Real Estate Held for Investment, at cost	27,879,199	31,254,651
Accumulated Depreciation and Amortization	(8,177,003)	(7,475,332)
Real Estate Held for Investment, Net	19,702,196	23,779,319
Total Assets	$25,783,752	$25,918,524

LIABILITIES AND MEMBERS' EQUITY

Current Liabilities:
Payable to AEI Fund Management, Inc.	$155,267	$66,273
Distributions Payable	720,251	425,214
Unearned Rent	15,485	15,485
Total Current Liabilities	891,003	506,972

Long-term Liabilities:
Acquired Below-Market Lease Intangibles, Net	59,693	73,209

Members' Equity:
Managing Members	7,265	879
Limited Members – 50,000 Units authorized; 40,042 and 40,217 Units issued and outstanding as of December 31, 2017 and 2016, respectively	24,825,791	25,337,464
Total Members' Equity	24,833,056	25,338,343
Total Liabilities and Members' Equity	$25,783,752	$25,918,524

The accompanying Notes to Financial Statements are an integral part of these statements.

AEI INCOME & GROWTH FUND 25 LLC
STATEMENTS OF INCOME

	Year Ended December 31
	2017	2016

Rental Income	$2,248,223	$2,386,264

Expenses:
LLC Administration – Affiliates	275,111	295,178
LLC Administration and Property Management – Unrelated Parties	204,589	205,404
Depreciation and Amortization	914,971	936,300
Total Expenses	1,394,671	1,436,882

Operating Income	853,552	949,382

Other Income:
Gain on Sale of Real Estate	757,670	15,560
Interest Income	7,189	5,931
Total Other Income	764,859	21,491

Income from Continuing Operations	1,618,411	970,873

Income from Discontinued Operations	0	95,778

Net Income	$1,618,411	$1,066,651

Net Income Allocated:
Managing Members	$64,238	$56,963
Limited Members	1,554,173	1,009,688
Total	$1,618,411	$1,066,651

Income per LLC Unit:
Continuing Operations	$38.70	$22.70
Discontinued Operations	.00	2.24
Total – Basic and Diluted	$38.70	$24.94

Weighted Average Units Outstanding – Basic and Diluted	40,163	40,482

The accompanying Notes to Financial Statements are an integral part of these statements.

AEI INCOME & GROWTH FUND 25 LLC
STATEMENTS OF CASH FLOWS

	Year Ended December 31
	2017	2016

Cash Flows from Operating Activities:
Net Income	$1,618,411	$1,066,651

Adjustments to Reconcile Net Income To Net Cash Provided by Operating Activities:
Depreciation and Amortization	963,357	993,352
Gain on Sale of Real Estate	(757,670)	(115,427)
Increase (Decrease) in Payable to AEI Fund Management, Inc.	88,994	(62,898)
Total Adjustments	294,681	815,027
Net Cash Provided By (Used For) Operating Activities	1,913,092	1,881,678

Cash Flows from Investing Activities:
Investments in Real Estate	(81,440)	(7,733)
Proceeds from Sale of Real Estate	3,939,360	765,427
Net Cash Provided By (Used For) Investing Activities	3,857,920	757,694

Cash Flows from Financing Activities:
Distributions Paid to Members	(1,707,176)	(2,039,445)
Repurchase of LLC Units	(121,485)	(241,313)
Net Cash Provided By (Used For) Financing Activities	(1,828,661)	(2,280,758)

Net Increase (Decrease) in Cash	3,942,351	358,614

Cash, beginning of year	2,139,205	1,780,591

Cash, end of year	$6,081,556	$2,139,205

The accompanying Notes to Financial Statements are an integral part of these statements.

AEI INCOME & GROWTH FUND 25 LLC
STATEMENTS OF CHANGES IN MEMBERS' EQUITY

	Managing Members	Limited Members	Total	Limited Member Units Outstanding

Balance, December 31, 2015	$3,950	$26,437,245	$26,441,195	40,569.95

Distributions Declared	(52,795)	(1,875,395)	(1,928,190)

Repurchase of LLC Units	(7,239)	(234,074)	(241,313)	(353.30)

Net Income	56,963	1,009,688	1,066,651

Balance, December 31, 2016	879	25,337,464	25,338,343	40,216.65

Distributions Declared	(54,208)	(1,948,005)	(2,002,213)

Repurchase of LLC Units	(3,644)	(117,841)	(121,485)	(174.25)

Net Income	64,238	1,554,173	1,618,411

Balance, December 31, 2017	$7,265	$24,825,791	$24,833,056	40,042.44

The accompanying Notes to Financial Statements are an integral part of these statements.

AEI INCOME & GROWTH FUND 25 LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2017 AND 2016

(1)  Organization –

AEI Income & Growth Fund 25 LLC ("Company"), a Limited Liability Company, was formed on June 24, 2002 to acquire and lease commercial properties to operating tenants.  The Company's operations are managed by AEI Fund Management XXI, Inc. ("AFM"), the Managing Member.  Robert P. Johnson, the President and sole director of AFM, serves as the Special Managing Member.  AFM is a wholly owned subsidiary of AEI Capital Corporation of which Mr. Johnson is the majority shareholder.  AEI Fund Management, Inc. ("AEI"), an affiliate of AFM, performs the administrative and operating functions for the Company.

The terms of the offering called for a subscription price of $1,000 per LLC Unit, payable on acceptance of the offer.  The Company commenced operations on September 11, 2003 when minimum subscriptions of 1,500 LLC Units ($1,500,000) were accepted.  The offering terminated May 12, 2005, when the extended offering period expired.  The Company received subscriptions for 42,434.763 Units.  Under the terms of the Operating Agreement, the Limited Members and Managing Members contributed funds of $42,434,763 and $1,000, respectively.  The Company shall continue until December 31, 2053, unless dissolved, terminated and liquidated prior to that date.

During operations, any Net Cash Flow, as defined, which the Managing Members determine to distribute will be distributed 97% to the Limited Members and 3% to the Managing Members.  Distributions to Limited Members will be made pro rata by Units.

Any Net Proceeds of Sale, as defined, from the sale or financing of properties which the Managing Members determine to distribute will, after provisions for debts and reserves, be paid in the following manner: (i) first, 99% to the Limited Members and 1% to the Managing Members until the Limited Members receive an amount equal to: (a) their Adjusted Capital Contribution plus (b) an amount equal to 7% of their Adjusted Capital Contribution per annum, cumulative but not compounded, to the extent not previously distributed from Net Cash Flow; (ii) any remaining balance will be distributed 90% to the Limited Members and 10% to the Managing Members.  Distributions to the Limited Members will be made pro rata by Units.

For tax purposes, profits from operations, other than profits attributable to the sale, exchange, financing, refinancing or other disposition of property, will be allocated 97% to the Limited Members and 3% to the Managing Members.  Net losses from operations will be allocated 99% to the Limited Members and 1% to the Managing Members.

For tax purposes, profits arising from the sale, financing, or other disposition of property will be allocated in accordance with the Operating Agreement as follows: (i) first, to those Members with deficit balances in their capital accounts in an amount equal to the sum of such deficit balances; (ii) second, 99% to the Limited Members and 1% to the Managing Members until the aggregate balance in the Limited Members' capital accounts equals the sum of the Limited Members' Adjusted Capital Contributions plus an amount equal to 7% of their Adjusted Capital Contributions per annum, cumulative but not compounded, to the extent not previously allocated; (iii) third, the balance of any remaining gain will then be allocated 90% to the Limited Members and 10% to the Managing Members.  Losses will be allocated 99% to the Limited Members and 1% to the Managing Members.

The Managing Members are not required to currently fund a deficit capital balance.  Upon liquidation of the Company or withdrawal by a Managing Member, the Managing Members will contribute to the Company an amount equal to the lesser of the deficit balances in their capital accounts or 1.01% of the total capital contributions of the Limited Members over the amount previously contributed by the Managing Members.

AEI INCOME & GROWTH FUND 25 LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2017 AND 2016

(2)  Summary of Significant Accounting Policies –

Financial Statement Presentation

The accounts of the Company are maintained on the accrual basis of accounting for both federal income tax purposes and financial reporting purposes.

Accounting Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with United States Generally Accepted Accounting Principles (US GAAP).  Those estimates and assumptions may affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Actual results could differ from those estimates.  Significant items, subject to such estimates and assumptions, include the carrying value of real estate held for investment, real estate held for sale and related intangible assets.

The Company regularly assesses whether market events and conditions indicate that it is reasonably possible to recover the carrying amounts of its investments in real estate from future operations and sales.  A change in those market events and conditions could have a material effect on the carrying amount of its real estate.

Cash Concentrations of Credit Risk

The Company's cash is deposited in one financial institution and at times during the year it may exceed FDIC insurance limits.

Receivables

Credit terms are extended to tenants in the normal course of business.  The Company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral.

Receivables are recorded at their estimated net realizable value.  The Company follows a policy of providing an allowance for doubtful accounts; however, based on historical experience, and its evaluation of the current status of receivables, the Company is of the belief that such accounts, if any, will be collectible in all material respects and thus an allowance is not necessary.  Accounts are considered past due if payment is not made on a timely basis in accordance with the Company's credit terms.  Receivables considered uncollectible are written off.

Income Taxes

The income or loss of the Company for federal income tax reporting purposes is includable in the income tax returns of the Members.  In general, no recognition has been given to income taxes in the accompanying financial statements.

The tax return and the amount of distributable Company income or loss are subject to examination by federal and state taxing authorities.  If such an examination results in changes to distributable Company income or loss, the taxable income of the members would be adjusted accordingly.  Primarily due to its tax status as a partnership, the Company has no significant tax uncertainties that require recognition or disclosure.  The Company is no longer subject to U.S. federal income tax examinations for tax years before 2014, and with few exceptions, is no longer subject to state tax examinations for tax years before 2014.

AEI INCOME & GROWTH FUND 25 LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2017 AND 2016

(2)  Summary of Significant Accounting Policies – (Continued)

Revenue Recognition

The Company's real estate is leased under net leases, classified as operating leases.  The leases provide for base annual rental payments payable in monthly installments.  The Company recognizes rental income according to the terms of the individual leases.  For leases that contain stated rental increases, the increases are recognized in the year in which they are effective.  Contingent rental payments are recognized when the contingencies on which the payments are based are satisfied and the rental payments become due under the terms of the leases.

Real Estate

Upon acquisition of real properties, the Company records them in the financial statements at cost.  The purchase price is allocated to tangible assets, consisting of land and building, and to identified intangible assets and liabilities, which may include the value of above market and below market leases and the value of in-place leases.  The allocation of the purchase price is based upon the fair value of each component of the property.  Although independent appraisals may be used to assist in the determination of fair value, in many cases these values will be based upon management's assessment of each property, the selling prices of comparable properties and the discounted value of cash flows from the asset.

The fair values of above market and below market in-place leases will be recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) an estimate of fair market lease rates for the corresponding in-place leases measured over a period equal to the non-cancelable term of the lease including any bargain renewal periods.  The above market and below market lease values will be capitalized as intangible lease assets or liabilities.  Above market lease values will be amortized as an adjustment of rental income over the remaining term of the respective leases.  Below market lease values will be amortized as an adjustment of rental income over the remaining term of the respective leases, including any bargain renewal periods.  If a lease were to be terminated prior to its stated expiration, all unamortized amounts of above market and below market in-place lease values relating to that lease would be recorded as an adjustment to rental income.

The fair values of in-place leases will include estimated direct costs associated with obtaining a new tenant, and opportunity costs associated with lost rentals which are avoided by acquiring an in-place lease.  Direct costs associated with obtaining a new tenant may include commissions, tenant improvements, and other direct costs and are estimated, in part, by management's consideration of current market costs to execute a similar lease.  These direct costs will be included in intangible lease assets on the balance sheet and will be amortized to expense over the remaining term of the respective leases.  The value of opportunity costs will be calculated using the contractual amounts to be paid pursuant to the in-place leases over a market absorption period for a similar lease.  These intangibles will be included in intangible lease assets on the balance sheet and will be amortized to expense over the remaining term of the respective leases.  If a lease were to be terminated prior to its stated expiration, all unamortized amounts of in-place lease assets relating to that lease would be expensed.

AEI INCOME & GROWTH FUND 25 LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2017 AND 2016

(2)  Summary of Significant Accounting Policies – (Continued)

The Company tests real estate for recoverability when events or changes in circumstances indicate that the carrying value may not be recoverable.  For properties the Company will hold and operate, it compares the carrying amount of the property to the estimated probability-weighted future undiscounted cash flows expected to result from the property and its eventual disposition.  If the sum of the expected future cash flows is less than the carrying amount of the property, the Company recognizes an impairment loss by the amount by which the carrying amount of the property exceeds the fair value of the property.  For properties held for sale, the Company determines whether impairment has occurred by comparing the property's estimated fair value less cost to sell to its current carrying value.  If the carrying value is greater than the net realizable value, an impairment loss is recorded to reduce the carrying value of the property to its net realizable value.

For financial reporting purposes, the buildings owned by the Company are depreciated using the straight-line method over an estimated useful life of 25 years.  Intangible lease assets are amortized using the straight-line method for financial reporting purposes based on the remaining life of the lease.

The disposition of a property or classification of a property as Real Estate Held for Sale by the Company does not represent a strategic shift that will have a major effect on the Company's operations and financial results.  Therefore, the results from operating and selling the property are included in continuing operations.  However, if a property was classified as Real Estate Held for Sale at December 31, 2013, the property was considered discontinued operations under prior accounting guidance.

The Company accounts for properties owned as tenants-in-common with affiliated entities and/or unrelated third parties using the proportionate consolidation method.  Each tenant-in-common owns a separate, undivided interest in the properties.  Any tenant-in-common that holds more than a 50% interest does not control decisions over the other tenant-in-common interests.  The financial statements reflect only this Company's percentage share of the properties' land, building, liabilities, revenues and expenses.

The Company's properties are subject to environmental laws and regulations adopted by various governmental entities in the jurisdiction in which the properties are located.  These laws could require the Company to investigate and remediate the effects of the release or disposal of hazardous materials at these locations if found.  For each property, an environmental assessment is completed prior to acquisition.  In addition, the lease agreements typically strictly prohibit the production, handling, or storage of hazardous materials (except where incidental to the tenant's business such as use of cleaning supplies) in violation of applicable law to restrict environmental and other damage.  Environmental liabilities are recorded when it is determined the liability is probable and the costs can reasonably be estimated.  There were no environmental issues noted or liabilities recorded at December 31, 2017 and 2016.

Fair Value Measurements

As of December 31, 2017 and 2016, the Company had no assets or liabilities measured at fair value on a recurring basis or nonrecurring basis.

Income Per Unit

Income per LLC Unit is calculated based on the weighted average number of LLC Units outstanding during each period presented.  Diluted income per LLC Unit considers the effect of any potentially dilutive Unit equivalents, of which the Company had none for each of the years ended December 31, 2017 and 2016.

AEI INCOME & GROWTH FUND 25 LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2017 AND 2016

(2)  Summary of Significant Accounting Policies – (Continued)

Reportable Segments

The Company invests in single tenant commercial properties throughout the United States that are net leased to tenants in various industries.  Because these net leased properties have similar economic characteristics, the Company evaluates operating performance on an overall portfolio basis.  Therefore, the Company's properties are classified as one reportable segment.

Recently Issued Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2014-09 regarding ASC Topic 606, Revenue from Contracts with Customers.  The standard provides principles for recognizing revenue for the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.  The guidance is effective for the Company's fiscal year beginning January 1, 2018.  We evaluated the accounting, transition, and disclosure requirements of the standard and the adoption of this standard will not have a material impact on the financial statements as the Company earns substantially all of its revenue from lease contracts that fall within the scope of AIC Topic 840, which are not within the scope of the new revenue standard.  Additionally, we have historically disposed of properties for cash with no contingencies and no future investment in the properties.  Therefore, the new revenue standard will not impact the recognition of gain or loss from property sales.

In February 2016, the FASB issued ASU 2016-02, which provides guidance for accounting for leases.  The new guidance requires companies to recognize the assets and liabilities for the rights and obligations created by leased assets, initially measured at the present value of the lease payments.  The accounting guidance for lessors is largely unchanged.  The ASU is effective for annual and interim periods beginning after December 15, 2018 with early adoption permitted.  It is to be adopted using a modified retrospective approach.  Management is currently evaluating the impact the adoption of this guidance will have on the Company's financial statements.

In January 2017, the FASB issued ASU 2017-01, which clarifies the definition of a business by adding guidance to assist entities in evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses.  The guidance is effective for annual periods beginning after December 15, 2017, including interim periods within those periods, with early adoption permitted, and is required to be applied prospectively to any transactions occurring within the period of adoption.  We are currently evaluating the accounting and disclosure requirements of the standard.  We expect the new standard will result in the majority of our real estate acquisitions to be considered asset acquisitions, whereby external acquisition costs related to these asset acquisitions will be capitalized.  Currently, the majority of our real estate acquisitions are considered acquisitions of businesses, whereby all acquisition-related costs are expensed as incurred.  We do not expect the standard to have a significant impact on the allocation of purchase price to tangible and identifiable intangible assets and liabilities acquired based on their respective fair values.

AEI INCOME & GROWTH FUND 25 LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2017 AND 2016

(3)  Related Party Transactions –

The Company owns the percentage interest shown below in the following properties as tenants-in-common with the affiliated entities listed:  Jared Jewelry store in Madison Heights, Michigan (21% – AEI Income & Growth Fund 23 LLC and AEI Accredited Investor Fund 2002 Limited Partnership); Jared Jewelry store in Auburn Hills, Michigan (60% --– AEI Income & Growth Fund XXI Limited Partnership); property in Wichita, Kansas (60% – AEI Income & Growth Fund 26 LLC); Advance Auto Parts store in Indianapolis, Indiana (35% – AEI Income & Growth Fund XXII Limited Partnership); Dick's Sporting Goods store (27% – AEI Income & Growth Fund 23 LLC, AEI Income & Growth Fund 24 LLC and AEI Income & Growth Fund 26 LLC); Staples store (72% – AEI Income & Growth Fund XXII Limited Partnership); Coliseum Health clinic (50% – AEI Income & Growth Fund 24 LLC); and PetSmart store (73% – AEI Income & Growth Fund 24 LLC).

AEI received the following reimbursements for costs and expenses from the Company for the years ended December 31:
		2017	2016

a.	AEI is reimbursed for costs incurred in providing services related to managing the Company's operations and properties, maintaining the Company's books, and communicating with the Limited Members.	$275,111	$295,178

b.	AEI is reimbursed for all direct expenses it paid on the Company's behalf to third parties related to Company administration and property management. These expenses included printing costs, legal and filing fees, direct administrative costs, outside audit costs, taxes, insurance and other property costs. These amounts included $31,347 of expenses related to Discontinued Operations in 2016.	$204,589	$236,751

c.	AEI is reimbursed for costs incurred in providing services related to the sale of property.	$5,767	$5,173

The payable to AEI Fund Management, Inc. represents the balance due for the services described in 3a, b and c.  This balance is non-interest bearing and unsecured and is to be paid in the normal course of business.

AEI INCOME & GROWTH FUND 25 LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2017 AND 2016

(4)  Real Estate Investments –

The Company leases its properties to tenants under net leases, classified as operating leases.  Under a net lease, the tenant is responsible for real estate taxes, insurance, maintenance, repairs and operating expenses for the property.  For some leases, the Company is responsible for repairs to the structural components of the building, the roof, and the parking lot.  At the time the properties were acquired, the remaining primary lease terms varied from 10 to 20 years, except for the Staples store, which had a remaining primary term of 8.4 years, and the Premier Diagnostic Imaging center, which had a remaining primary term of 7.8 years.  The lease for the Advance Auto Parts store was extended to expire on April 30, 2025.  The leases provide the tenants with one to five five-year renewal options subject to the same terms and conditions as the primary term.

The Company's properties are commercial, single-tenant buildings.  The Jared Jewelry store in Madison Heights, Michigan was constructed in 2003 and acquired in 2004.  The Jared Jewelry store in Auburn Hills, Michigan was constructed in 1999 and acquired in 2005.  The Tractor Supply Company store was constructed in 2003 and acquired in 2005.  The Jared Jewelry store in Concord, New Hampshire was constructed and acquired in 2005.  The Jared Jewelry store in Aurora, Illinois was constructed in 2000 and acquired in 2005.  The building in Wichita, Kansas was constructed in 1996, renovated in 2001 and acquired in 2005.  The Advance Auto Parts store in Indianapolis, Indiana was constructed in 2005 and acquired in 2006.  The land for the Dick's Sporting Goods store was acquired in 2007 and construction of the store was completed in 2008.  The Staples store was constructed in 2010 and acquired in 2011.  The Coliseum Health clinic was constructed and acquired in 2012.  The PetSmart store was constructed and acquired in 2013.  The Premier Diagnostic Imaging center was constructed in 2005, renovated in 2012 and acquired in 2014.  There have been no costs capitalized as improvements subsequent to the acquisitions, except for $7,733 of tenant improvements related to the Staples store.

The cost of the properties not held for sale and related accumulated depreciation at December 31, 2017 are as follows:
Property	Land	Buildings	Total	Accumulated Depreciation

Jared Jewelry, Madison Heights, MI	$323,259	$529,333	$852,592	$293,774
Jared Jewelry, Auburn Hills, MI	421,489	1,777,578	2,199,067	921,378
Tractor Supply, Yankton, SD	351,221	1,914,715	2,265,936	935,022
Jared Jewelry, Concord, NH	1,061,663	3,095,971	4,157,634	1,496,390
Jared Jewelry, Aurora, IL	1,790,636	2,027,709	3,818,345	976,674
Biomat USA Plasma Center, Wichita, KS	771,076	1,937,641	2,708,717	1,059,285
Advance Auto Parts, Indianapolis, IN	289,661	380,315	669,976	167,975
Dick's Sporting Goods, Fredericksburg, VA	1,603,558	1,523,043	3,126,601	633,802
Staples, Clermont, FL	615,600	1,398,709	2,014,309	345,735
Coliseum Health, Macon, GA	200,000	451,517	651,517	98,581
PetSmart, Gonzales, LA	277,400	1,501,964	1,779,364	272,861
Premier Diagnostic Imaging, Terre Haute, IN	300,000	1,848,049	2,148,049	249,491
	$8,005,563	$18,386,544	$26,392,107	$7,450,968

AEI INCOME & GROWTH FUND 25 LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2017 AND 2016

(4)  Real Estate Investments – (Continued)

For the years ended December 31, 2017 and 2016, the Company recognized depreciation expense from continuing operations of $778,186 and $792,724, respectively.

The following schedule presents the cost and related accumulated amortization of acquired lease intangibles not held for sale at December 31:
	2017		2016
	Cost	Accumulated Amortization	Cost	Accumulated Amortization
In-Place Lease Intangibles (weighted average life of 56 and 90 months, respectively)	$1,108,939	$549,472	$1,432,684	$473,806

Above-Market Lease Intangibles (weighted average life of 68 and 127 months, respectively)	378,153	176,563	895,220	192,655
Acquired Intangible Lease Assets	$1,487,092	$726,035	$2,327,904	$666,461

Acquired Below-Market Lease Intangibles (weighted average life of 53 and 65 months, respectively)	$104,746	$45,053	$104,746	$31,537

For the years ended December 31, 2017 and 2016, the value of in-place lease intangibles amortized to expense was $136,785 and $143,576, the decrease to rental income for above-market leases was $61,902 and $70,568, and the increase to rental income for below-market leases was $13,516 and $13,516, respectively.

For lease intangibles not held for sale at December 31, 2017, the estimated amortization for the next five years is as follows:

	Amortization Expense for In-Place Lease Intangibles	Decrease to Rental Income for Above-Market Leases	Increase to Rental Income for Below-Market Leases

2018	$120,823	$35,904	$13,516
2019	124,556	35,904	13,516
2020	97,753	35,904	13,516
2021	88,824	35,904	13,516
2022	66,953	35,904	5,629
	$498,909	$179,520	$59,693

AEI INCOME & GROWTH FUND 25 LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2017 AND 2016

(4)  Real Estate Investments – (Continued)

The Company owns a 60% interest in the Sports Authority store in Wichita, Kansas.  On March 2, 2016, the tenant, TSA Stores, Inc., and its parent company, The Sports Authority, Inc., the guarantor of the lease, filed for Chapter 11 bankruptcy reorganization.  In June 2016, the tenant filed a motion with the bankruptcy court to reject the lease for this store effective June 30, 2016, at which time the tenant returned possession of the property to the owners.   As of December 31, 2017, the tenant owed $29,049 of past due rent, which was not accrued for financial reporting purposes.  The owners listed the property for lease with a real estate broker in the Wichita area.  While the property is vacant, the Company is responsible for its 60% share of real estate taxes and other costs associated with maintaining the property.  The annual rent from this property represented approximately 13% of the total annual rent of the Company's property portfolio.  The loss of rent and increased expenses related to this property decreased the Company's cash flow.  Consequently, beginning with the third quarter of 2016, the Company reduced its regular quarterly cash distribution rate from $12.85 per Unit to $10.27 per Unit.

On September 21, 2017, the Company entered into a lease agreement with a primary term of 10 years with Biomat USA, Inc. ("Biomat") as a replacement tenant for 28% of the square footage of the property.  The tenant will operate a Biomat USA Plasma Center in the space.  The Company's 60% share of annual rent is $55,607 and is expected to commence on June 18, 2018.  Biomat has agreed to pay for the costs to divide the building into two separate spaces, the costs of tenant improvements to remodel the Biomat space and 28% of the cost to replace the roof.  The Company will be responsible for paying its 60% share of the remaining cost to replace the roof, which is expected to be approximately $170,000.  At December 31, 2017, the Company accrued its 60% share of lease commissions due to real estate brokers totaling $81,440 that were owed as part of the lease transaction.  This amount was capitalized and will be amortized over the term of the lease.  The Company is continuing to pursue additional tenants for the remaining space.

In the third quarter of 2017, the Company decided to sell the Fresenius Medical Center in Gretna, Louisiana.  In October 2017, the Company entered into an agreement to sell the property to an unrelated third party.  On December 6, 2017, the sale closed with the Company receiving net proceeds of $3,939,360, which resulted in a net gain of $757,670.  At the time of sale, the cost and related accumulated depreciation and amortization was $3,456,892 and $275,202, respectively.

In February 2018, the Company entered into an agreement with the tenant of the Advance Auto Parts store in Indianapolis, Indiana to extend the lease term five years to expire on April 30, 2025.  As part of the agreement, the annual rent decreased from $51,630 to $44,079 effective January 1, 2018.  In addition, beginning on March 1, 2018, the tenant will receive free rent for four months that equals $14,693.

For properties owned as of December 31, 2017, the minimum future rent payments required by the leases are as follows:
2018	$2,101,887
2019	1,754,796
2020	1,171,400
2021	1,033,394
2022	917,274
Thereafter	1,808,978
$8,787,729

There were no contingent rents recognized in 2017 and 2016.

AEI INCOME & GROWTH FUND 25 LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2017 AND 2016

(5)  Major Tenants –

The following schedule presents rental income from individual tenants, or affiliated groups of tenants, who each contributed more than ten percent of the Company's total rental income for the years ended December 31:

Tenants	Industry	2017	2016

Sterling Jewelers Group	Retail	$982,724	$982,724
Dick's Sporting Goods, Inc.	Retail	232,950	N/A
Aggregate rental income of major tenants		$1,215,674	$982,724
Aggregate rental income of major tenants as a percentage of total rental income		54%	41%

(6)  Discontinued Operations –

The tenant of the Johnny Carino's restaurants was experiencing financial difficulties and closed the restaurants in Pueblo, Colorado (October 2013) and Lake Charles, Louisiana (January 2014). On March 27, 2014, the tenant filed for Chapter 11 bankruptcy reorganization.  Shortly thereafter, the tenant filed a motion with the bankruptcy court to reject the leases and returned possession of the properties to the Company.  As of the date of the bankruptcy filing, the tenant owed $97,680 of past due rent, which was not accrued for financial reporting purposes.  While the properties were vacant, the Company was responsible for the real estate taxes and other costs associated with maintaining the properties.  The Company submitted a Proof of Claim for damages to the bankruptcy court for each property.  The tenant's reorganization plan was approved by the bankruptcy court effective February 2, 2015.  In August 2015, the Company received payments totaling $137,474 on its claims from the plan.  In 2016, the Company received final claim payments totaling $27,258.

In September 2013, the Company decided to sell both Johnny Carino's restaurants and classified them as Real Estate Held for Sale. On August 1, 2014, the Company sold the Lake Charles property to an unrelated third party.  In late March 2016, the Company entered into an agreement to sell the Pueblo property to an unrelated third party.  On August 4, 2016, the sale closed with the Company receiving net proceeds of $749,867, which resulted in a net gain of $99,867.  At the time of sale, the carrying value of the property was $650,000.

AEI INCOME & GROWTH FUND 25 LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2017 AND 2016

(6)  Discontinued Operations – (Continued)

The financial results for these properties are reflected as Discontinued Operations in the accompanying financial statements.  The following are the results of discontinued operations for the years ended December 31:
	2017	2016

Bankruptcy Claim Payments Received	$0	$27,258
Property Management Expenses	0	(31,347)
Gain on Disposal of Real Estate	0	99,867
Income from Discontinued Operations	$0	$95,778

	2017	2016

Cash Flows from Discontinued Operations:
Operating Activities	$0	$(4,089)
Investing Activities	$0	$749,867

(7)  Members' Capital –

For the years ended December 31, 2017 and 2016, the Company declared distributions of $2,002,213 and $1,928,190, respectively.  The Limited Members received distributions of $1,948,005 and $1,875,395 and the Managing Members received distributions of $54,208 and $52,795 for the years, respectively.  The Limited Members' distributions represented $48.50 and $46.33 per LLC Unit outstanding using 40,163 and 40,482 weighted average Units in 2017 and 2016, respectively.  The distributions represented $35.76 and $19.12 per Unit of Net Income and $12.74 and $27.21 per Unit of return of contributed capital in 2017 and 2016, respectively.

As part of the distributions discussed above, the Company distributed net sale proceeds of $292,929 and $252,525 in 2017 and 2016, respectively.  The Limited Members received distributions of $290,000 and $250,000 and the Managing Members received distributions of $2,929 and $2,525 for the years, respectively.  The Limited Members' distributions represented $7.24 and $6.16 per Unit for the years, respectively.

The Company may repurchase Units from Limited Members who have tendered their Units to the Company.  Such Units may be acquired at a discount.  The Company will not be obligated to purchase in any year more than 2% of the total number of Units outstanding on January 1 of such year.  In no event shall the Company be obligated to purchase Units if, in the sole discretion of the Managing Member, such purchase would impair the capital or operation of the Company.

During 2017, the Company repurchased a total of 174.25 Units for $117,841 from 10 Limited Members in accordance with the Operating Agreement.  On October 1, 2016, the Company repurchased a total of 353.30 Units for $234,074 from 17 Limited Members. The Company acquired these Units using Net Cash Flow from operations.  The repurchases increase the remaining Limited Members' ownership interest in the Company.  As a result of these repurchases and pursuant to the Operating Agreement, the Managing Members received distributions of $3,644 and $7,239 in 2017 and 2016, respectively.

AEI INCOME & GROWTH FUND 25 LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2017 AND 2016

(8)  Income Taxes –

The following is a reconciliation of net income for financial reporting purposes to income reported for federal income tax purposes for the years ended December 31:

	2017	2016

Net Income for Financial Reporting Purposes	$1,618,411	$1,066,651

Depreciation for Tax Purposes Under Depreciation and Amortization for Financial Reporting Purposes	355,036	334,423

Income Accrued for Tax Purposes Over (Under) Income for Financial Reporting Purposes	0	29,049

Gain on Sale of Real Estate for Tax Purposes Under Gain for Financial Reporting Purposes	(186,956)	(982,685)
Taxable Income to Members	$1,786,491	$447,438

The following is a reconciliation of Members' Equity for financial reporting purposes to Members' Equity reported for federal income tax purposes for the years ended December 31:

	2017	2016

Members' Equity for Financial Reporting Purposes	$24,833,056	$25,338,343

Adjusted Tax Basis of Investments in Real Estate Over Net Investments in Real Estate for Financial Reporting Purposes	3,800,338	3,632,258

Income Accrued for Tax Purposes Over Income for Financial Reporting Purposes	44,534	44,534

Syndication Costs Treated as Reduction of Capital For Financial Reporting Purposes	6,015,670	6,015,670
Members' Equity for Tax Reporting Purposes	$34,693,598	$35,030,805

 AEI INCOME & GROWTH FUND 25 LLC
BALANCE SHEETS

ASSETS

	March 31,	December 31,
	2018	2017
	(unaudited)
Current Assets:
Cash	$5,827,931	$6,081,556

Real Estate Investments:
Land	8,005,563	8,005,563
Buildings	18,386,544	18,386,544
Acquired Intangible Lease Assets	1,487,092	1,487,092
Real Estate Held for Investment, at cost	27,879,199	27,879,199
Accumulated Depreciation and Amortization	(8,398,494)	(8,177,003)
Real Estate Held for Investment, Net	19,480,705	19,702,196
Total Assets	$25,308,636	$25,783,752

LIABILITIES AND MEMBERS' EQUITY

Current Liabilities:
Payable to AEI Fund Management, Inc.	$177,923	$155,267
Distributions Payable	424,330	720,251
Unearned Rent	43,155	15,485
Total Current Liabilities	645,408	891,003

Long-term Liabilities:
Acquired Below-Market Lease Intangibles, Net	56,314	59,693

Members' Equity:
Managing Members	481	7,265
Limited Members – 50,000 Units authorized; 40,042 Units issued and outstanding as of 3/31/2018 and 12/31/2017	24,606,433	24,825,791
Total Members' Equity	24,606,914	24,833,056
Total Liabilities and Members' Equity	$25,308,636	$25,783,752

The accompanying Notes to Financial Statements are an integral part of these statements.

AEI INCOME & GROWTH FUND 25 LLC
STATEMENTS OF INCOME
(unaudited)

	Three Months Ended March 31
	2018	2017

Rental Income	$511,374	$562,394

Expenses:
LLC Administration – Affiliates	66,111	71,180
LLC Administration and Property Management – Unrelated Parties	38,934	52,701
Depreciation and Amortization	212,515	234,152
Total Expenses	317,560	358,033

Operating Income	193,814	204,361

Other Income:
Interest Income	4,374	1,552

Net Income	$198,188	$205,913

Net Income Allocated:
Managing Members	$5,946	$6,177
Limited Members	192,242	199,736
Total	$198,188	$205,913

Net Income per LLC Unit	$4.80	$4.97

Weighted Average Units Outstanding – Basic and Diluted	40,042	40,217

The accompanying Notes to Financial Statements are an integral part of these statements.

AEI INCOME & GROWTH FUND 25 LLC
STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended March 31
	2018	2017
Cash Flows from Operating Activities:
Net Income	$198,188	$205,913

Adjustments to Reconcile Net Income To Net Cash Provided by Operating Activities:
Depreciation and Amortization	218,112	248,415
Increase (Decrease) in Payable to AEI Fund Management, Inc.	22,656	141,328
Increase (Decrease) in Unearned Rent	27,670	44,382
Total Adjustments	268,438	434,125
Net Cash Provided By (Used For) Operating Activities	466,626	640,038

Cash Flows from Financing Activities:
Distributions Paid to Members	(720,251)	(425,214)

Net Increase (Decrease) in Cash	(253,625)	214,824

Cash, beginning of period	6,081,556	2,139,205

Cash, end of period	$5,827,931	$2,354,029

The accompanying Notes to Financial Statements are an integral part of these statements.

AEI INCOME & GROWTH FUND 25 LLC
STATEMENTS OF CHANGES IN MEMBERS' EQUITY (DEFICIT)
(unaudited)

	Managing Members	Limited Members	Total	Limited Member Units Outstanding

Balance, December 31, 2016	$879	$25,337,464	$25,338,343	40,216.65

Distributions Declared	(12,819)	(414,503)	(427,322)

Net Income	6,177	199,736	205,913

Balance, March 31, 2017	$(5,763)	$25,122,697	$25,116,934	40,216.65

Balance, December 31, 2017	$7,265	$24,825,791	$24,833,056	40,042.44

Distributions Declared	(12,730)	(411,600)	(424,330)

Net Income	5,946	192,242	198,188

Balance, March 31, 2018	$481	$24,606,433	$24,606,914	40,042.44

The accompanying Notes to Financial Statements are an integral part of these statements.

AEI INCOME & GROWTH FUND 25 LLC
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2018
(unaudited)

(1)  The condensed statements included herein have been prepared by the registrant, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission, and reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results of operations for the interim period, on a basis consistent with the annual audited statements.  The adjustments made to these condensed statements consist only of normal recurring adjustments.  Certain information, accounting policies, and footnote disclosures normally included in financial statements prepared in accordance with United States Generally Accepted Accounting Principles (US GAAP) have been condensed or omitted pursuant to such rules and regulations, although the registrant believes that the disclosures are adequate to make the information presented not misleading.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and the summary of significant accounting policies and notes thereto included in the registrant's latest annual report on Form 10‑K.

(2)  Organization –

AEI Income & Growth Fund 25 LLC ("Company"), a Limited Liability Company, was formed on June 24, 2002 to acquire and lease commercial properties to operating tenants.  The Company's operations are managed by AEI Fund Management XXI, Inc. ("AFM"), the Managing Member.  Robert P. Johnson, the President and sole director of AFM, serves as the Special Managing Member.  AFM is a wholly owned subsidiary of AEI Capital Corporation of which Mr. Johnson is the majority shareholder.  AEI Fund Management, Inc. ("AEI"), an affiliate of AFM, performs the administrative and operating functions for the Company.

The terms of the offering called for a subscription price of $1,000 per LLC Unit, payable on acceptance of the offer.  The Company commenced operations on September 11, 2003 when minimum subscriptions of 1,500 LLC Units ($1,500,000) were accepted.  The offering terminated May 12, 2005, when the extended offering period expired.  The Company received subscriptions for 42,434.763 Units.  Under the terms of the Operating Agreement, the Limited Members and Managing Members contributed funds of $42,434,763 and $1,000, respectively.  The Company shall continue until December 31, 2053, unless dissolved, terminated and liquidated prior to that date.

During operations, any Net Cash Flow, as defined, which the Managing Members determine to distribute will be distributed 97% to the Limited Members and 3% to the Managing Members.  Distributions to Limited Members will be made pro rata by Units.

Any Net Proceeds of Sale, as defined, from the sale or financing of properties which the Managing Members determine to distribute will, after provisions for debts and reserves, be paid in the following manner: (i) first, 99% to the Limited Members and 1% to the Managing Members until the Limited Members receive an amount equal to: (a) their Adjusted Capital Contribution plus (b) an amount equal to 7% of their Adjusted Capital Contribution per annum, cumulative but not compounded, to the extent not previously distributed from Net Cash Flow; (ii) any remaining balance will be distributed 90% to the Limited Members and 10% to the Managing Members.  Distributions to the Limited Members will be made pro rata by Units.

For tax purposes, profits from operations, other than profits attributable to the sale, exchange, financing, refinancing or other disposition of property, will be allocated 97% to the Limited Members and 3% to the Managing Members.  Net losses from operations will be allocated 99% to the Limited Members and 1% to the Managing Members.

AEI INCOME & GROWTH FUND 25 LLC
NOTES TO FINANCIAL STATEMENTS
(Continued)

(2)  Organization – (Continued)

For tax purposes, profits arising from the sale, financing, or other disposition of property will be allocated in accordance with the Operating Agreement as follows: (i) first, to those Members with deficit balances in their capital accounts in an amount equal to the sum of such deficit balances; (ii) second, 99% to the Limited Members and 1% to the Managing Members until the aggregate balance in the Limited Members' capital accounts equals the sum of the Limited Members' Adjusted Capital Contributions plus an amount equal to 7% of their Adjusted Capital Contributions per annum, cumulative but not compounded, to the extent not previously allocated; (iii) third, the balance of any remaining gain will then be allocated 90% to the Limited Members and 10% to the Managing Members.  Losses will be allocated 99% to the Limited Members and 1% to the Managing Members.

The Managing Members are not required to currently fund a deficit capital balance.  Upon liquidation of the Company or withdrawal by a Managing Member, the Managing Members will contribute to the Company an amount equal to the lesser of the deficit balances in their capital accounts or 1.01% of the total capital contributions of the Limited Members over the amount previously contributed by the Managing Members.

(3)  Recently Adopted Accounting Pronouncements –

In May 2014, with subsequent updates issued in August 2015 and March, April and May 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09 regarding ASC Topic 606, Revenue from Contracts with Customers.  This standard was developed to enable financial statement users to better understand the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers.  The update's core principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.  Entities are to use a five-step contract review model to ensure revenue is recognized, measured and disclosed in accordance with this principle.  Those steps include the following:  (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to each performance obligation in the contract, and (v) recognize revenue when or as the entity satisfies a performance obligation.

Management has concluded that all of the Company's material revenue streams fall outside of the scope of this guidance.  The new standard may be applied retrospectively to each prior period presented or prospectively with the cumulative effect, if any, recognized as of the date of adoption.  During 2018, the Company selected the modified retrospective transition method as of the date of adoption effective January 1, 2018.  Management has concluded that the majority of total revenues consist of rental income from leasing arrangements, which are specifically excluded from the standard.  The Company analyzed its remaining revenue streams, inclusive of gains and losses on real estate sales, and concluded there are no changes in revenue recognition with the adoption of the new standard.  As such, adoption of the standard did not result in a cumulative adjustment recognized as of January 1, 2018, and the standard did not have a material impact on the Company's financial statements.

AEI INCOME & GROWTH FUND 25 LLC
NOTES TO FINANCIAL STATEMENTS
(Continued)

(3)  Recently Adopted Accounting Pronouncements – (Continued)

In January 2017, the FASB issued ASU 2017-01, which clarifies the definition of a business by adding guidance to assist entities in evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses.  The guidance is effective for annual periods beginning after December 15, 2017, including interim periods within those periods, with early adoption permitted, and is required to be applied prospectively to any transactions occurring within the period of adoption.  We expect the new standard will result in all of our real estate acquisitions being considered asset acquisitions, whereby substantially all acquisition costs related to our real estate acquisitions will be capitalized.  Prior to the adoption of the new standard, all of our real estate acquisitions completed after January 1, 2009, were considered acquisitions of businesses, whereby all acquisition-related costs were expensed as incurred.  During 2018, the Company has adopted the accounting pronouncement effective January 1, 2018, and applied this guidance prospectively.  The adoption did not have a material effect on its financial statements.

(4)  Real Estate Investments –

The Company owns a 60% interest in the Sports Authority store in Wichita, Kansas.  On March 2, 2016, the tenant, TSA Stores, Inc., and its parent company, The Sports Authority, Inc., the guarantor of the lease, filed for Chapter 11 bankruptcy reorganization.  In June 2016, the tenant filed a motion with the bankruptcy court to reject the lease for this store effective June 30, 2016, at which time the tenant returned possession of the property to the owners.   As of March 31, 2018, the tenant owed $29,049 of past due rent, which was not accrued for financial reporting purposes.  The owners listed the property for lease with a real estate broker in the Wichita area.  While the property is vacant, the Company is responsible for its 60% share of real estate taxes and other costs associated with maintaining the property.

On September 21, 2017, the Company entered into a lease agreement with a primary term of 10 years with Biomat USA, Inc. ("Biomat") as a replacement tenant for 28% of the square footage of the property.  The tenant will operate a Biomat USA Plasma Center in the space.  The Company's 60% share of annual rent is $55,607 and is expected to commence on June 18, 2018.  Biomat has agreed to pay for the costs to divide the building into two separate spaces, the costs of tenant improvements to remodel the Biomat space and 28% of the cost to replace the roof.  The Company will be responsible for paying its 60% share of the remaining cost to replace the roof, which is expected to be approximately $170,000.  At December 31, 2017, the Company accrued its 60% share of lease commissions due to real estate brokers totaling $81,440 that were owed as part of the lease transaction.  This amount was capitalized and will be amortized over the term of the lease.  The Company is continuing to pursue additional tenants for the remaining space.

In the third quarter of 2017, the Company decided to sell the Fresenius Medical Center in Gretna, Louisiana.  In October 2017, the Company entered into an agreement to sell the property to an unrelated third party.  On December 6, 2017, the sale closed with the Company receiving net proceeds of $3,939,360, which resulted in a net gain of $757,670.  At the time of sale, the cost and related accumulated depreciation and amortization was $3,456,892 and $275,202, respectively.

In February 2018, the Company entered into an agreement with the tenant of the Advance Auto Parts store in Indianapolis, Indiana to extend the lease term five years to end on April 30, 2025.  As part of the agreement, the annual rent decreased from $51,630 to $44,079 effective January 1, 2018.  In addition, beginning on March 1, 2018, the tenant will receive free rent for four months that equals $14,693.

AEI INCOME & GROWTH FUND 25 LLC
NOTES TO FINANCIAL STATEMENTS
(Continued)

(5)  Payable to AEI Fund Management, Inc. –

AEI Fund Management, Inc. performs the administrative and operating functions for the Company.  The payable to AEI Fund Management represents the balance due for those services.  This balance is non-interest bearing and unsecured and is to be paid in the normal course of business.

(6)  Members' Capital –

For the three months ended March 31, 2018 and 2017, the Company declared distributions of $424,330 and $427,322, respectively.  The Limited Members received distributions of $411,600 and $414,503 and the Managing Members received distributions of $12,730 and $12,819 for the periods, respectively.  The Limited Members' distributions represented $10.28 and $10.31 per LLC Unit outstanding using 40,042 and 40,217 weighted average Units in 2018 and 2017, respectively.  The distributions represented $4.80 and $4.97 per Unit of Net Income and $5.48 and $5.34 per Unit of return of contributed capital in 2018 and 2017, respectively.

(7)  Fair Value Measurements –

As of March 31, 2018 and December 31, 2017, the Company had no assets or liabilities measured at fair value on a recurring basis or nonrecurring basis.

CONSENT FORM

AEI INCOME & GROWTH FUND 25 LLC
CONSENT OF LIMITED MEMBERS

This consent is presented by
AEI Fund Management XXI, Inc., Managing Member

The undersigned, a Limited Member of AEI Income & Growth Fund 25 LLC ("Fund 25"), hereby consents (unless otherwise directed below) to the proposals identified below as indicated below. Indicate your vote by placing an "X" or check mark on the appropriate line. Failure to vote will have the effect of voting "AGAINST" each proposal.

Please vote "FOR" only one of the first two proposals. Do not vote "FOR" both Proposal #1 and Proposal #2: they are mutually exclusive and cannot be implemented simultaneously:

Proposal #1 – to liquidate:

FOR _____ AGAINST ______  ABSTAIN ______

Proposal #2 – to continue Fund 25's operations for an additional 60 months:

FOR _____ AGAINST ______  ABSTAIN ______
________________________________________________________________________________________________________
Please Vote on Proposal #3 – to amend Fund 25's unit repurchase plan:

FOR _____ AGAINST ______  ABSTAIN ______
____________________________________________________________________________________________________________________________
Please vote on Proposal #4 – to sell certain properties to other AEI Affiliated Funds:

FOR _____ AGAINST ______  ABSTAIN ______

The units held by the signing Limited Member will be voted as directed. They will be voted "FOR" the proposal if no box is checked.

Please sign exactly as your name appears below. All owners of record and trustees must sign. When units are held by joint tenants, both owners must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

After marking your vote and signing this Consent Form, please return it in the enclosed, postage paid envelope. To be counted, this Consent Form must be received not later than the close of business on July __, 2018.

Dated: ________________________

______________________________________________       _________________________________________
Signatory #1 Signatory #2

______________________________________________       _________________________________________
Signatory #3 Signatory #4

-